UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

The PNC Financial Services Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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James E. Rohr

Chairman and Chief Executive Officer

March 23, 2007

Dear Fellow Shareholder:

You are invited to attend PNC’s 2007 Annual Meeting of Shareholders on Tuesday, April 24, 2007. The meeting will be held in Pittsburgh, Pennsylvania on the 15th Floor of One PNC Plaza, 249 Fifth Avenue, beginning at 11:00 a.m., Eastern time. Our Board of Directors and management remain focused on building shareholder value, and I hope that you will be able to attend this meeting to hear about our progress for 2006 and our goals for the future.

Enclosed are the notice of meeting, proxy statement and proxy card for the annual meeting. Our 2006 Annual Report on Form 10-K accompanies these enclosures.

Whether or not you plan to attend, you can ensure that your shares are represented at the meeting by promptly voting and submitting your proxy by telephone or the Internet, or by completing, signing, dating and returning your proxy card in the enclosed envelope.

If you are unable to attend the annual meeting in person, you may listen to the meeting by teleconference or online webcast. Please see the opposite side of this letter for more information.

Cordially,

James E. Rohr

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

IMPORTANT NOTICE REGARDING DELIVERY OF DOCUMENTS

In order to reduce printing and postage costs, we deliver only one annual report and one proxy statement to multiple shareholders sharing an address. We do not use this delivery method (called “householding”) if we have received contrary instructions from one or more of the shareholders sharing the address. If your household has received only one set of documents, we will deliver promptly a separate copy of the annual report and proxy statement to any shareholder who sends a written request to Computershare Investor Services, LLC, P.O. Box 3504, Chicago, IL 60690-3504 or calls Computershare at 1-800-982-7652. Even if your household has received only one annual report and one proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be completed, signed, dated and returned in the enclosed self-addressed envelope, or the shares identified on such card should be voted by telephone or using the Internet. Our 2006 Annual Report on Form 10-K is not part of the proxy solicitation materials.

You may write or call Computershare to change the number of copies of our annual report and proxy statement your household receives in the future.

WEBCAST AND TELECONFERENCE DIRECTIONS

We cordially invite you to access the live webcast of PNC’s 2007 annual meeting of shareholders on Tuesday, April 24, 2007, beginning at 11:00 a.m., Eastern time. Using the webcast will enable you to view the slides shown at the meeting and hear the speakers. The audio portion of the event will also be available by telephone conference call. Neither the webcast nor the teleconference will enable you to ask questions or to vote your PNC shares.

To access the meeting, please go to our corporate website at www.pnc.com (“About PNC—Investor Relations—Investor Events”) or dial 1-800-990-2718 (domestic) or 1-706-643-0187 (international). Listeners who wish to access the live webcast should go to the website a sufficient amount of time before the meeting is scheduled to begin to register and to download and install any necessary software.

If you are unable to access the webcast or the teleconference during the meeting, a replay of the webcast will be available at www.pnc.com for thirty days after the meeting. You will also be able to view or print the slides shown at the meeting from our website. A replay of the audio portion of the meeting will also be available for one week after the meeting by telephone at 1-800-642-1687 (domestic) or 1-706-645-9291 (international). Please enter conference ID number 9929511 to access the audio replay.

March 23, 2007

Notice of Annual Meeting of Shareholders

April 24, 2007

TO OUR SHAREHOLDERS:

The 2007 annual meeting of the shareholders of The PNC Financial Services Group, Inc. will be held at One PNC Plaza, 15th Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania on Tuesday, April 24, 2007, beginning at 11:00 a.m., Eastern time, for the purpose of considering and acting upon the following matters:

(1)	The election of 18 directors to serve until the next annual meeting and until their successors are elected and qualified;

(2)	The approval of The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, as amended and restated;

(3)	The ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent auditors for 2007; and

(4)	Such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 28, 2007 are entitled to receive notice of, and to vote at, the meeting and any adjournment thereof.

A proxy statement, form of proxy and self-addressed envelope are enclosed. Please complete, date and sign the proxy card, and return it promptly in the envelope provided, which requires no postage if mailed in the United States. You may also choose to vote your shares by telephone or the Internet, as explained on the proxy card. If you attend the meeting, you may withdraw your proxy and vote in person.

By Order of the Board of Directors,

George P. Long, III

Corporate Secretary

The PNC Financial Services Group

One PNC Plaza 249 Fifth Avenue Pittsburgh Pennsylvania 15222-2707

March 23, 2007

Proxy Statement

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

APRIL 24, 2007

GENERAL INFORMATION

Date, Time and Place of Annual Meeting

PNC’s annual shareholders’ meeting will be held on Tuesday, April 24, 2007, beginning at 11:00 a.m., Eastern time. The meeting will be on the 15th floor of One PNC Plaza, 249 Fifth Avenue, Pittsburgh, Pennsylvania.

Proxy Mailing Date

We started mailing our proxy statement and proxy card to our shareholders on or about Friday, March 23, 2007. If you hold your PNC shares in an account at a bank or brokerage firm, we generally can’t mail our proxy materials directly to you. Instead, your bank or brokerage firm will forward our proxy materials to you and tell you how to give it voting instructions for your PNC shares.

Our Board is Asking for Your Proxy

Our Board of Directors is asking for your proxy. When you give us your proxy, you authorize us to vote your PNC shares as you direct on your proxy card. Giving a proxy allows your shares to be voted at the annual meeting even if you don’t attend the meeting. Please complete, sign, date and return your proxy card if you don’t plan to attend the annual meeting. You can also do so if you are planning to attend (or don’t know if you will attend); if you decide to vote at the meeting, you will still be able to do so.

If you sign, date and return your proxy card without specifying how you want your shares voted, we will vote your shares for each of the Board’s nominees for director, for approval of the 1996 Executive Incentive Award Plan and for the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent auditors for 2007.

Your Proxy is Revocable

You have the right to revoke your proxy. This right allows you to change your mind about how your shares will be voted at the annual meeting. You can revoke your proxy at any time before voting is declared closed at the annual meeting. You may revoke your proxy by sending a signed proxy with a later date in time for us to receive it before voting is declared closed, or by voting in person at the annual meeting. You may also revoke your proxy by using the telephone or Internet voting options explained below and on your proxy card. You cannot, however, revoke your proxy at the annual meeting if you do not attend in person. You will not be able to revoke your proxy at the annual meeting if you listen to it through the webcast or teleconference options.

If your proxy is not properly revoked, we will vote your shares as indicated by your most recent valid proxy.

How Our Board Solicits Proxies

We may solicit proxies by mail, personal interviews, telephone calls, fax transmissions and by use of the Internet. Officers and employees of PNC may solicit proxies, but will receive no special compensation for doing so.

We will ask banks, brokerage houses and other types of custodians of PNC stock to forward our proxy material to their clients. We will pay for their expenses involved in this process.

We have hired D.F. King & Co., Inc. to help us in soliciting proxies. We will pay D.F. King $15,500, plus its out-of-pocket expenses, for providing information related to the annual meeting to our shareholders and helping to distribute proxy materials.

Shareholders Entitled to Vote

Our Board has set February 28, 2007 as the record date for the annual meeting. This date determines which shareholders are entitled to receive notice of the annual meeting and to vote at the meeting. You must have owned PNC stock of record on February 28, 2007 in order to vote at this year’s annual meeting.

Outstanding Shares on the Record Date

This table shows the number of common and preferred shares issued and outstanding on February 28, 2007, the record date for the annual meeting. The table also shows the number of votes that each share of common and voting preferred stock has. The number of votes shown for each share of voting preferred stock equals the number of full shares of PNC common stock that can be acquired upon the conversion of a share of preferred stock.

Class	Shares Issued and Outstanding	Votes Per Share
Common	293,403,508	1
Preferred – Series A	6,713	8
Preferred – Series B	1,393	8
Preferred – Series C	143,536	4 for each 2.4 shares
Preferred – Series D	194,414	4 for each 2.4 shares

Quorum

A quorum is the number of shares that must be present, at the annual meeting either in person or by proxy, in order for voting to be conducted. At our annual meeting, the presence of shareholders or their proxies who are entitled to cast at least a majority of the votes that all shareholders are entitled to cast will constitute a quorum. Votes withheld from director nominees and abstentions will still be counted in determining whether a quorum has been reached. Common stock and preferred stock holders will vote together as a single class at the meeting.

The New York Stock Exchange rules state that the total vote cast on each item required to be voted on by shareholders must represent over 50 percent in interest of the common stock and the voting preferred stock, voting together as a single class. As a result, shares not voted, abstentions, and broker non-votes (please see page 4 for an explanation of broker non-votes) will have a negative effect on the satisfaction of that requirement.

How to Vote

If you hold your shares directly, you have four ways to vote, as explained on your proxy card. If your shares are in an account at a bank or brokerage firm, you will receive an instruction card and information on how to give voting instructions to your bank or brokerage firm.

You may:

•	Complete, sign, date and return the enclosed proxy card in the envelope provided; the envelope requires no postage if mailed in the United States.

OR

•

Vote by using the Internet. Instructions are provided on your proxy card. The Internet voting system has been designed to provide security for the voting process and to confirm that your vote has been recorded accurately. If you vote by the Internet, you may incur costs associated with electronic access, such as usage charges from Internet service providers and telephone companies.

OR

•	Vote by telephone using the instructions on your proxy card.

OR

•

Vote in person by attending the annual meeting. We will distribute ballots on request to shareholders who are eligible to vote at the annual meeting. Even if you returned a proxy before the annual meeting, you may withdraw it and vote in person.

Pennsylvania law provides that shareholders voting by means of the telephone or the Internet, as we provide above, will be treated as having transmitted a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

How to be Admitted to the Meeting

If you have received a proxy card, please detach the admission card attached to it and bring it to the annual meeting. The ticket will admit you and one other person.

If you hold your PNC shares in an account at a bank or broker, your name will not appear on our shareholder list. Please bring an account statement or a letter from your broker showing your PNC share holdings. Please show this documentation at the meeting registration desk to attend the meeting.

Everyone who attends the annual meeting must abide by the rules for the conduct of the meeting. These rules will be printed on the meeting agenda.

If You Can’t Attend the Meeting

If you can’t attend the annual meeting in person, you can still listen to the meeting by using the webcast or telephone conference options that are explained on the inside cover of this proxy statement.

Have You Received More Than One Set of Proxy Materials?

If two or more PNC shareholders live in your household, you may have received more than one set of our proxy materials. This may also happen if you maintain more than one shareholder account on the books of our transfer agent.

We have made a delivery method for proxy materials called “householding” available to our shareholders. If you consent to householding, only one annual report and one proxy statement will be delivered to your address. A separate proxy card will be delivered for each account, however, and householding doesn’t affect your right to vote all of your PNC shares.

If you and the other PNC shareholders in your household are interested in householding, details are provided on the inside cover of this proxy statement. Householding reduces the number of proxy packages you receive and saves your company money.

Our householding process does not include accounts that you maintain at a bank or brokerage firm. Some brokerage firms now offer householding. Please speak with your broker directly about householding for your brokerage accounts.

What is a Broker Non-Vote?

If your PNC shares are held in a brokerage account, your broker is obligated to vote your shares as instructed by you. If you don’t give voting instructions to your broker, your broker’s ability to vote your shares depends on whether the item is “routine” or “non-routine.” The New York Stock Exchange decides whether an item is “routine” or “non-routine.”

Under the New York Stock Exchange rules, brokers may vote on “routine” items in their discretion on behalf of any customers who do not furnish voting instructions within 10 days of the annual meeting. With respect to “non-routine” items that come before the annual meeting for a vote, brokers would not be able to vote at all without first receiving voting instructions from their customers.

A broker “non-vote” occurs when the broker does not vote on a proposal because it is a non-routine item and the broker’s customer has not provided voting instructions. These broker “non-votes” would not be considered in the calculation of the majority of the votes cast and therefore would have no effect on the vote with respect to a non-routine item.

What Vote is Required for a Proposal to Pass?

With regard to Item 1, the 18 nominees for election as directors who receive the greatest number of votes cast at the annual meeting will be elected as directors. This assumes that a quorum is present at the meeting. Although a withhold vote on any nominee will not affect the voting results, any nominee who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will offer to resign in accordance with the PNC Corporate Governance Guidelines. For additional information on the guidelines, please see pages 22-23.

With regard to Item 2, the approval of the amendments to The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, as amended and restated, the proposal will be approved if a majority of the votes cast are voted in favor of it. Abstentions will not affect the results of the voting.

With regard to Item 3, the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent auditors for 2007, the proposal will be approved if a majority of the votes cast are voted in favor of it. Abstentions will not affect the results of the voting.

Under Pennsylvania law, the act of “voting” does not include abstentions or failing to vote for a candidate or for approval or disapproval of a proposal. This is true whether or not the person entitled to vote characterizes the conduct as voting. In other words, only those shareholders who indicate an affirmative or negative decision on a matter are treated as voting, so that ordinarily an abstention or a mere absence or failure to vote is not the same thing as a negative decision, assuming that the New York Stock Exchange requirement explained in the “Quorum” section on pages 2-3 has been satisfied.

ITEM 1

ELECTION OF DIRECTORS

Information Concerning Nominees

Our By-Laws provide that the number of directors must be at least five but not more than 36, as determined by the Board of Directors. Acting on the recommendation of the Nominating and Governance Committee, our Board has fixed the number of directors to be elected at the annual meeting at 18. The Board has nominated the persons named on pages 6 and 7 for election as directors, to hold office until the next annual meeting of shareholders and the election and qualification of their successors. J. Gary Cooper is retiring from the Board at the annual meeting, in accordance with an established Board retirement policy.

Your proxy, unless you direct otherwise, will be voted FOR all of the nominees named on pages 6 and 7. All of these nominees are currently directors, with the exception of Richard O. Berndt, Charles E. Bunch and Donald J. Shepard, who are being nominated for director for the first time. All nominees have consented to being named in this proxy statement and to serve if elected. Our Board of Directors has no reason to believe that any nominee will be unavailable or unable to serve as a director. If for any reason, however, any nominee is not available or able to serve, your proxy will be voted in accordance with the recommendation of our Board.

The table on pages 6 and 7 lists:

•	the names of the nominees for election as directors;

•	their ages as of March 12, 2007;

•	their principal occupations as of March 12, 2007;

•	the years the nominees first became directors; and

•	their directorships of other public companies as of March 12, 2007.

Unless we indicate otherwise, all nominees have held the positions indicated or another senior executive position with the same entity or one of its affiliates or a predecessor entity for at least the past five years.

For more information on our directors, please see “Corporate Governance at PNC,” beginning on page 14, “Board of Directors and Committees of the Board,” beginning on page 25, “Director Compensation for Fiscal 2006,” beginning on page 59, “Security Ownership of Directors, Nominees, Executive Officers and Certain Beneficial Owners,” beginning on page 63 and “Transactions Involving Directors and Executive Officers,” beginning on page 66.

The Board of Directors recommends a vote “FOR” each of the nominees listed on pages 6 and 7.

Name	Age	Principal Occupation	Director Since	Directorships in Other Public Companies
Richard O. Berndt	64	Managing Partner of Gallagher, Evelius & Jones LLP (law firm)	—	Municipal Mortgage and Equity, L.L.C.

Charles E. Bunch	57	Chairman and Chief Executive Officer of PPG Industries, Inc. (coatings, sealants and glass products)	—	PPG Industries, Inc.; H.J. Heinz Company

Paul W. Chellgren	64	Operating Partner of SPG Partners, LLC (private equity); Retired Chairman and Chief Executive Officer of Ashland Inc. (energy company); Adjunct Professor, Northern Kentucky University	1995	None

Robert N. Clay	60	President and Chief Executive Officer of Clay Holding Company (investments)	1987	None

George A. Davidson, Jr.	68	Retired Chairman of Dominion Resources, Inc. (public utility holding company)	1988	Goodrich Corporation; Dominion Resources, Inc.

Kay Coles James	57	President and Founder of The Gloucester Institute (non-profit); Senior Partner, The J.C. Watts Companies (international business and public affairs consulting); Former Senior Executive Vice President, MZM, Inc.; Former Director, U.S. Office of Personnel Management	2006	AMERIGROUP Corporation

Richard B. Kelson	60	Operating Advisor of Pegasus Capital Advisors, L.P. (private equity); Retired Chairman’s Counsel and Retired Executive Vice President and Chief Financial Officer of Alcoa Inc. (producer of primary aluminum, fabricated aluminum and alumina)	2002	MeadWestvaco Corporation

Bruce C. Lindsay	65	Chairman and Managing Member of 2117 Associates, LLC (advisory company)	1995	None

Anthony A. Massaro	62	Retired Chairman and Chief Executive Officer of Lincoln Electric Holdings, Inc. (full-line manufacturer of welding and cutting products)	2002	Commercial Metals Company

Jane G. Pepper	61	President of Pennsylvania Horticultural Society (non-profit membership organization)	1997	None

James E. Rohr	58	Chairman and Chief Executive Officer of PNC	1990	Allegheny Technologies Incorporated; BlackRock, Inc.; Equitable Resources Inc.

Name	Age	Principal Occupation	Director Since	Directorships in Other Public Companies
Donald J. Shepard	61	Chairman of the Executive Board and Chief Executive Officer, AEGON N.V. (insurance)	—	AEGON U.S. Corporation; CSX Corporation

Lorene K. Steffes	61	Independent Business Advisor; Former Vice President, International Business Machines	2000	RadiSys Corporation

Dennis F. Strigl	60	President and Chief Operating Officer of Verizon Communications Inc. (telecommunications), Former President and Chief Executive Officer of Verizon Wireless, Inc. (wireless telecommunications)	2001	ANADIGICS Inc.

Stephen G. Thieke	60	Retired Chairman, Risk Management Committee of JP Morgan Incorporated (financial and investment banking services)	2002	None

Thomas J. Usher	64	Chairman of Marathon Oil Corporation (oil and gas industry); Retired Chairman of United States Steel Corporation (integrated steelmaker)	1992	H.J. Heinz Company; Marathon Oil Corporation; PPG Industries, Inc.

George H. Walls, Jr.	64	Former Chief Deputy Auditor of the State of North Carolina	2006	Lincoln Electric Holdings, Inc.

Helge H. Wehmeier	64	Retired President and Chief Executive Officer of Bayer Corporation (healthcare, crop protection and chemicals)	1992	Terex Corporation; Owens-Illinois, Inc.

ITEM 2

PROPOSAL TO APPROVE THE PNC FINANCIAL SERVICES GROUP, INC.

1996 EXECUTIVE INCENTIVE AWARD PLAN

On February 14, 2007, our Board adopted, subject to shareholder approval at the annual meeting, The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan (the “1996 Plan”), as amended and restated effective as of January 1, 2007. The Board also recommended that the proposal to approve the Plan be submitted to our shareholders at the annual meeting.

Introduction

We are seeking shareholder approval of the 1996 Plan, as amended and restated. The Board approved the amended and restated 1996 Plan on February 14, 2007, upon the recommendation of the Personnel and Compensation Committee. The 1996 Plan was last approved by our shareholders at the 2001 annual meeting.

The purposes of the 1996 Plan are to assist us in attracting, motivating and retaining the senior executive officers most critical to our long-term success, to promote the identification of those officers’ interests with those of our shareholders, and to enable us to pay annual bonuses (“Awards”) based upon the achievement of specified levels of performance.

The 2007 amendments to the 1996 Plan:

•

limit participation in the 1996 Plan to individuals selected by the committee rather than limiting participation to those individuals who are “covered employees” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”);

•

change the manner of calculating a maximum Award so that each individual award is based on the same percentage of “Incentive Income,” rather than a percentage of an overall compensation pool determined based on net income;

•	modify the definition of Fair Market Value to provide the committee with the discretion to determine another reasonable method for calculating Fair Market Value;

•

provide the committee with the flexibility to grant any portion of an Award in shares of our common stock, rather than limiting the use of common stock to 25% of the Award under our 25/25 program (see page 32 for a description of this program); and

•	clarify that the plan is intended to comply with Section 409A of the Code.

Other than as described above, the substantive terms of the 1996 Plan remain unchanged. If shareholders do not approve the amendments, the 1996 Plan will no longer be in effect and no future Awards will be issued thereunder.

Description of Amendments to the 1996 Plan

The following is a summary of the material terms of the amendments to the 1996 Plan. Unless otherwise specified, capitalized terms used in this discussion have the meanings assigned to them in the 1996 Plan.

•

The eligibility requirements have slightly changed. Under the amended and restated 1996 Plan, eligibility is based on the committee’s selection and identification of an individual as a Participant. The committee will select and identify the Participants, either individually or by class, no later than the earlier of (a) 90 days after the commencement of the Award Period or (b) the expiration of 25% of the Award Period. Prior to the amendment only individuals who were “covered employees” under Section 162(m) of the Code were eligible to participate in the 1996 Plan. A Participant must still be an employee of the Corporation or one of its Subsidiaries on the last day of an Award Period in order to be eligible to receive an Award Payment with respect to such Award Period.

•

The amended and restated 1996 Plan calculates an Award based on a percentage of Incentive Income. The maximum amount of an individual Award that a Participant may receive under the amended and restated 1996 Plan is 0.2% of Incentive Income for the Award Period as opposed to receiving an Incentive Award equal to a percentage, subject to adjustment, of a compensation pool that was determined based on Net Income. Incentive Income is based on the Corporation’s consolidated pre-tax net income, increased for income taxes and then adjusted for the impact of any item resulting from changes in the tax law, for the impact of any extraordinary items, discontinued operations, acquisition costs and merger integration costs and the impact of our obligation to fund BlackRock’s long-term incentive programs (including both charges or credits for the mark-to-market of the funding obligation and gains or losses on the transfer of shares in satisfaction of such obligation). Merger integration costs are amounts identified by us as such in publicly disclosed financial information. If Incentive Income must be determined for an Award Period that is shorter or longer than a fiscal year, Incentive Income for that period will be calculated based on Incentive Income for full quarters within the Award Period.

•

The amended and restated 1996 Plan proposes to allow the Committee (generally, the Personnel and Compensation Committee) to have the discretion to determine Fair Market Value of the Common Stock using any reasonable method adopted by the Committee in good faith that uses actual transactions in Common Stock as reported by the NYSE.

•	The amended and restated 1996 Plan clarifies that any deferral of an Award Payment will comply with Section 409A of the Code.

Description of the 1996 Plan

The following summary of the material terms of the 1996 Plan, as amended and restated, is qualified in its entirety by reference to the full text of the 1996 Plan. A complete copy of the 1996 Plan, as amended and restated, is attached as Exhibit A to this proxy statement and is also available by writing to The PNC Financial Services Group, Inc., One PNC Plaza—21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707, Attention: Corporate Secretary.

Administration. The 1996 Plan is administered by the Committee, or such other committee of directors as may be designated by the Board in the future. Each member of the Committee, which must have at least two members, must meet the standards of independence necessary to be classified as an “outside director” for purposes of Section 162(m) of the Code. As a result, no Participants or other employees of the Corporation or its Subsidiaries are permitted to serve on the Committee. Unless otherwise determined by the Board, the Committee will be the Personnel and Compensation Committee of the Board. The Committee may, in its discretion, authorize our Chief Executive Officer to act on its behalf, except with respect to matters relating to such Chief Executive Officer, or which are required to be acted upon by the Committee under the 1996 Plan or in order to satisfy the requirements of the performance-based compensation exception to the $1 million tax deductibility limit. The Committee has the authority to interpret the 1996 Plan as well as to prescribe, amend and rescind rules relating to the 1996 Plan. In addition, the Committee is authorized to make Awards under the 1996 Plan, determine the terms of the Awards and make all other determinations deemed necessary or advisable for the administration of the 1996 Plan.

Eligibility and Award Period. The 1996 Plan provides that Awards may be made to our employees (or employees of our Subsidiaries) who are identified by the Committee as Participants. The Committee will identify the Participants or class of Participants who are eligible to participate in the 1996 Plan and specify the Award Period in writing no later than (a) 90 days after the commencement of the Award Period or (b) the expiration of 25% of the Award Period. We expect that the Participants will generally include all executive officers who are “covered employees” under Section 162(m) of the Code. The Award Period is any period designated by the Committee; however, no Award Period may be shorter than a full fiscal quarter and must end on the last day of the Corporation’s fiscal year. Unless otherwise determined by the Committee, Participants must be employed on the last day of the Award Period in order to be eligible for an Award. Non-employee directors are not eligible to participate in the 1996 Plan.

Awards. An Award granted under the 1996 Plan provides for the payment to a Participant of up to 0.2% of Incentive Income for the Award Period and, in the discretion of the Committee, the issuance of Additional Stock. Moreover, an Award is subject to the terms of the 1996 Plan and such terms as may be specified by the Committee in accordance with the 1996 Plan. “Incentive Income” means our consolidated pre-tax net income, adjusted for the impact of any item for which such impact was the result of a change in tax law, for the impact of any extraordinary items, discontinued operations, acquisition and merger integration costs, and for the impact of our obligation to fund BlackRock’s long-term incentive programs (including both charges or credits for the mark-to-market of the obligation and gains or losses on the transfer of shares in satisfaction of such obligation). With the exception of “merger integration costs,” all of the preceding terms are defined in accordance with generally accepted accounting principles in the United States. “Merger integration costs” are amounts identified as such by us in publicly disclosed financial information. Incentive Income for an Award Period that is longer or shorter than our fiscal year will be calculated based on Incentive Income for full fiscal quarters within the Award Period.

Under the 1996 Plan an Award can be paid entirely in cash, entirely in Shares or in a combination of cash and Shares. If our shareholders approve the 1996 Plan, the shares issued under the 1996 Plan will reduce an equivalent number of shares available for issuance under the already shareholder-approved 2006 Incentive Award Plan. Shares issued pursuant to the terms of an Award may be subject to such terms and conditions as the Committee may specify in its discretion, including, but not limited to, terms and conditions that provide for the lapse of transfer restrictions or forfeiture provisions to be contingent on continued employment. If and to the extent that the terms of an Award provide for a portion of a Participant’s Award payout to be paid in the form of Shares, the terms of the Award may also provide for the issuance to the Participant of Additional Stock not to exceed 25% of the number of Shares issued to the Participant in full or partial payment of the Participant’s Award. Moreover, the Committee may, in its discretion, at the time of payment, authorize that an Award Payment be made in cash, Common Stock or a combination thereof. In such case, no Additional Shares may be issued.

No later than the earlier of 90 days after the beginning of an Award Period or the expiration of 25% of the Award Period, the Committee must establish in writing: (a) the Award for each Participant with respect to an Award Period; (b) the extent, if any, to which an Award that is certified to be payable to a Participant, will be paid in the form of Shares valued at Fair Market Value; (c) whether any Additional Stock will be issued to the Participant in respect of any Shares issued in full or partial payment of an Award; and (d) any other terms and conditions applicable to the Award and any Shares (including Additional Stock) that may be issued pursuant to the terms of the Award. Fair Market Value means, as of the date Fair Market Value is being determined, an amount equal to the most recent reported closing price of a share of our Common Stock on the NYSE, or as otherwise determined using any other reasonable method adopted by the Committee in good faith for such purpose that uses actual transactions in Common Stock as reported by the NYSE.

Following the end of an Award Period, the Committee will certify the achievement of Incentive Income and the amount of the maximum Award Payment for each Participant in respect of each Award. Once the Committee has determined the amount of any Awards to be made for an Award Period and the amount to be paid in Shares (including any Additional Stock), it must certify the amounts in writing and authorize the Corporation to pay the Awards to the Participants in accordance with the terms and conditions of the 1996 Plan. Unless the Committee determines otherwise, no Award Amount or Additional Stock will be paid or issued to a Participant unless the Participant is employed by the Corporation or a Subsidiary on the date of payment or issuance.

The Committee may, in its sole discretion, determine not to pay an Award Amount or not to issue Shares or Additional Stock or may reduce an Award Amount or the number of Shares below the amount or number of Shares payable or issuable under the terms of the Incentive Award without the consent of a Participant.

Except to the extent that the pre-established terms of an Award require payment of all or a portion of the Award Amount in Shares, the Committee may, in its discretion, at the time an Award Amount is paid, pay such amount in the form of cash, Shares (in an amount based on Fair Market Value), or a combination thereof.

The Committee may require deferral of the payment of any Award on such terms as the Committee deems appropriate. In addition, the Committee may permit a Participant to defer the payment of any Award and issuance of Additional Stock pursuant to any applicable deferred compensation plan of the Corporation. In either case, any additional amounts accrued on account of such deferred payment will be based either on a reasonable rate of interest or the actual rate of return of one or more pre-determined investments specified by the Committee or pursuant to the terms of such deferred compensation plan and will be in accordance with the provisions of Section 409A of the Code.

Amendment and Termination

The Board or the Committee may amend, modify or terminate the 1996 Plan in any respect at any time without the consent of the Participants. The 1996 Plan will remain in effect until terminated by the Board. No Awards may be granted under the 1996 Plan after its termination. Termination of the 1996 Plan will not affect any Awards or Shares or Additional Stock granted or issued prior to termination and any such Awards and Shares or Additional Stock will continue to be subject to the terms of the 1996 Plan notwithstanding its termination.

Summary of Certain Federal Income Tax Consequences

An employee will not recognize any income at the time of grant of an Award. In general, at the time of payment of an Award Amount, an employee will recognize ordinary income equal to the sum of the amount of cash paid to the employee and any amounts withheld from amounts otherwise payable to the employee under the Award. In addition, if Shares (including Additional Stock) are issued to an employee pursuant to the terms of an Award and the Shares are not subject to a substantial risk of forfeiture under the Code, the employee will recognize ordinary income on the date the Shares are issued in an amount equal to the Fair Market Value of such Shares on such date. If the Shares are subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income on the date the substantial risk of forfeiture lapses in an amount equal to the Fair Market Value of the Shares on such date, unless the employee makes an election under Section 83(b) of the Code. If an employee makes a Section 83(b) election to recognize ordinary income on the date the Shares are issued, the employee will recognize ordinary income equal to the Fair Market Value of the Shares on the date of issuance. In general, the Corporation will be entitled to a deduction in the amount of ordinary income recognized by an employee.

Section 162(m)

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation paid to the chief executive officer and the four most highly paid executive officers in excess of $1 million in any year. Compensation that qualifies as “qualified performance-based compensation” is excluded from the $1 million limit, and, therefore, remains fully deductible by the company that pays it. We intend that Awards paid under the 1996 Plan will qualify as “qualified performance-based compensation” and, as such, will be deductible.

Section 409A

Section 409A of the Code imposes certain restrictions on deferred compensation. We intend that any Award that is deferred under the Plan will satisfy the requirements of Section 409A. However, if an Award that is deferred does not comply with the requirements set forth in Section 409A, the recipient of the deferred Award could be subject to a 20% excise tax on the amount deferred, recognize immediate income on the deferred amount and accrue interest with respect to the previously deferred amount.

Benefits under the Amended 1996 Plan

The Award Amounts, if any, that may be paid to Participants for the 2007 Award Period are not currently determinable. The Committee has the authority to reduce the Award Amounts payable in any given year from the amounts determinable under the 1996 Plan. See pages 30 to 33 of “Compensation Discussion and Analysis” for a description of the approach the Committee used to determine the Award Amounts paid in 2007 with respect to service in 2006. If the amended and restated 1996 Plan had been in effect during 2006, the use of the same approach by the Committee would have resulted in the payment to the executive officers of the same Award Amounts as they received under the current 1996 Plan, although the size of the maximum available Award Amount would have increased for each executive officer. Please see page 33 for information on the 2006 bonuses and the “New Plan Benefits” table below.

New Plan Benefits:

1996 Executive Incentive Award Plan

Name and Position	Maximum Award Amount	Total 2006 Award Amount (Bonus)	2006 Award Amount— Dollar Value	2006 Award Amount— Shares of PNC Common Stock
CEO	$8,118,000	$3,800,000	$2,850,000	15,693
1st Highest Compensated Officer*	$8,118,000	$2,320,000	$1,740,000	9,581
2nd Highest Compensated Officer*	$8,118,000	$2,260,000	$1,695,000	9,333
3rd Highest Compensated Officer*	$8,118,000	$1,522,000	$1,141,500	6,285
4th Highest Compensated Officer*	$8,118,000	$1,360,000	$1,020,000	5,616
Executive Officer Group	$40,590,000	$11,262,000	$8,446,500	46,508
Non-Employee Director Group	n/a	n/a	n/a	n/a
Non-Executive Officer Employee Group	n/a	n/a	n/a	n/a

*	Other than the CEO. For 2006, the 4th highest compensated officer was not a named executive officer in this proxy statement.

Availability of Plan Document

The full text of the amended and restated 1996 Plan is included as Exhibit A to this proxy statement.

The Board of Directors recommends a vote “FOR” the approval of the 1996 Executive Incentive Award Plan, as amended and restated.

ITEM 3

RATIFICATION OF THE AUDIT COMMITTEE’S

SELECTION OF PRICEWATERHOUSECOOPERS LLP AS

INDEPENDENT AUDITORS FOR 2007

Our Board’s Audit Committee is composed entirely of directors who are independent as defined in the New York Stock Exchange’s corporate governance rules. Among other things, the Board has also determined that each committee member is financially literate and possesses accounting or related financial management expertise. The Board made these determinations in its business judgment, based on its interpretation of the NYSE’s requirements for committee members. The Board has also determined that Mr. Chellgren, the chairman of the Audit Committee, and Mr. Kelson are each an “audit committee financial expert.” The regulations of the SEC define an “audit committee financial expert” as a person who has acquired certain attributes through education and experience that are particularly relevant to the functions of an audit committee.

Under the Audit Committee’s charter, the committee is responsible for selecting PNC’s independent auditors pursuant to a well-organized process. The committee also evaluates and monitors the auditors’ qualifications, performance and independence. This evaluation includes a review and evaluation of the lead partner of the independent auditors. The committee also takes into account the opinions of management and PNC’s General Auditor, who has supervisory responsibility for the internal audit function. You can learn more about the committee’s responsibilities with respect to the independent auditors in the committee’s charter, which is posted on the corporate governance section of the “About PNC—Investor Relations” page of our corporate website at www.pnc.com.

In 2006, the Audit Committee undertook a process to consider the selection of independent auditors for the 2007 audit. This process included consideration of audit firms in addition to Deloitte & Touche LLP (“D&T”), which is the firm that the Audit Committee engaged to act as PNC’s independent auditor for the 2006 audit. The decision to evaluate more than one potential audit firm reflected the scheduled required rotation of the lead audit partner of D&T. Upon completion of this process, on November 15, 2006, the Audit Committee selected PricewaterhouseCoopers LLP as PNC’s Independent Registered Public Accounting Firm for the year ending December 31, 2007. The Audit Committee reported this decision to the Board of Directors on November 16, 2006.

On February 14, 2007, the Audit Committee presented its conclusions regarding the independent auditors to our Board of Directors. Following this presentation, the Board voted unanimously to recommend that shareholders vote to ratify the Audit Committee’s selection of PricewaterhouseCoopers LLP as PNC’s independent auditors for 2007.

The Audit Committee and Board have adopted a policy that if a majority of the votes cast at the annual meeting are against ratification, the committee will reconsider its selection of PricewaterhouseCoopers LLP. The committee will be under no obligation, however, to select new independent auditors. If the committee does select new independent auditors for 2007, shareholder ratification of the committee’s new selection will not be sought.

The Board of Directors recommends a vote “FOR” the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as independent auditors for 2007.

CORPORATE GOVERNANCE AT PNC

This portion of the proxy statement contains information about a variety of our corporate governance policies and practices. In particular, you will find information about how we are complying with the New York Stock Exchange’s corporate governance rules. We also discuss the functions of the Board’s Nominating and Governance Committee and communications between shareholders and our Board of Directors.

We encourage you to visit the corporate governance section of the “About PNC—Investor Relations” page of our corporate website at www.pnc.com for additional information about our Board and its committees and corporate governance at PNC. Additional information on these topics is also included in other sections of this proxy statement.

If you would like to receive printed copies of the PNC Corporate Governance Guidelines, the PNC Code of Business Conduct and Ethics or the charters of the Board’s Audit, Nominating and Governance or Personnel and Compensation Committees (all of which are posted on our corporate website), please send your written request to: Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza—21st Floor, 249 Fifth Avenue, Pittsburgh, PA 15222-2707. We will provide the material at no cost to you.

Director Independence

Background. We have a long history of maintaining a Board of Directors with a majority of non-management directors. Under the NYSE’s corporate governance rules, the majority of our Board must also be independent. For a director to qualify as independent, the NYSE rules require the affirmative determination by our Board that a director does not have a “material relationship” with PNC. A material relationship may include a direct relationship between a director and PNC, or a relationship between PNC and an organization affiliated with a director. In particular, the Board may not find a director to be independent if he or she has a relationship with PNC contemplated by one of five “bright-line” tests, as discussed below. The NYSE’s corporate governance rules do not define every relationship that will be considered material for purposes of determining independence from our management, and the absence of a relationship contemplated by one of the bright-line tests does not automatically mean that a director is independent. Material relationships may include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others. As the concern is whether a director is independent from our management, however, the NYSE does not consider the ownership of even a significant amount of PNC stock, by itself, to prevent a finding of independence.

The NYSE bright-line independence tests. The NYSE has adopted five bright-line independence tests for directors. Each of these tests describes a specific set of circumstances that will impair a director’s independence from PNC management. For example, a director who is also an employee of PNC, or whose immediate family member is an executive officer of PNC, is not independent until three years after the end of the employment relationship. The four other bright-line independence tests address circumstances involving the occurrence or existence of any of the following within the past three years:

•	the receipt of more than $100,000 per year in direct compensation from PNC, except for certain permitted payments such as director fees;

•	relationships with PNC’s internal or external auditors;

•	interlocking directorates; and

•	business relationships involving companies that make payments to, or receive payments from, PNC above specified annual thresholds.

For more information about the NYSE’s bright-line director independence tests, including the commentary explaining the application of the tests, please go to the NYSE’s website at www.nyse.com/pdfs/section303A_final_rules.pdf.

Categorical standards of director independence adopted by our Board of Directors. The NYSE’s corporate governance rules permit a company’s board of directors to adopt categorical standards of director independence. Categorical standards permit a board to determine in advance that specific categories of relationships between a listed company and a director do not, by themselves, render a director non-independent. Of course, categorical standards of independence cannot override the bright-line independence tests established by the NYSE. Categorical standards are intended to assist a board in making determinations of independence, and transactions or relationships falling within a categorical standard are deemed automatically to be non-material, and are not separately analyzed by our Board. The NYSE recognizes that the adoption and disclosure of categorical standards provide investors with an adequate means of assessing the quality of a board’s independence and its independence determinations, while avoiding the excessive disclosure of immaterial relationships. Our Board, acting on the recommendation of its Nominating and Governance Committee, has adopted four categorical standards of independence and has applied these standards in determining the independence of the persons nominated for election as directors at the annual meeting. The standards describe categories of relationships that our Board has determined are not material to its determinations of director independence. We have included these categorical standards as Exhibit B to this proxy statement. We also post the categorical standards on the “Corporate Governance” section of the “About PNC—Investor Relations” page of our corporate website at www.pnc.com. As required by the NYSE’s corporate governance rules, we disclose below if all of a director’s relationships with us meet these categorical standards. In certain limited cases, a director may have a relationship that is described by a categorical standard and a bright-line independence test. In such a case, the bright-line test will determine whether the director’s relationship is a material relationship that prohibits a determination of independence by our Board.

Independence determinations made by our Board. At its meeting on February 14, 2007, the Board made a determination as to the independence of each current director who is a nominee for election at the annual meeting, in accordance with the NYSE’s corporate governance rules. Fifteen of the 18 nominees for election as directors at the annual meeting are currently directors. At its meeting on March 14, 2007, the Board made a determination as to the independence of the three directors who are being nominated for the first time. In making these determinations, our Board relied in part on the findings and recommendations made by its Nominating and Governance Committee. The Board considers all relevant facts and circumstances when making these determinations and no director participated in the final determination of his or her own independence. The independence determinations shown below were based on the information known to our Board and its Nominating and Governance Committee as of February 14, 2007 for current directors and as of March 14, 2007 for first-time director nominees. Our Board and its Nominating and Governance Committee will consider information relevant to these independence determinations as it is brought to their attention.

Directors determined by our Board not to be independent. Our Board has determined that, as an executive officer of PNC, Mr. Rohr is the only director who is not independent under the NYSE’s corporate governance rules.

Directors determined by our Board to be independent and who have or may have one or more relationships meeting the Board’s categorical standards of independence. Our Board has affirmatively determined that each of the following directors has no material relationship with PNC, either directly or as a partner, shareholder or officer of an organization that has a relationship with

PNC. Therefore, our Board has affirmatively determined that each of these directors is independent under the NYSE’s corporate governance rules: Messes. James, Pepper and Steffes and Messrs. Bunch, Chellgren, Clay, Davidson, Kelson, Lindsay, Massaro, Shepard, Strigl, Thieke, Usher, Walls and Wehmeier. Each of these directors has or may have one or more relationships with PNC that meet the categorical standards of independence adopted by our Board. The Board had previously affirmed the independence of Mr. Milton A. Washington, who retired from the Board in April 2006 and Mr. J. Gary Cooper, who will retire from the Board in April 2007. The Board had previously determined that Mr. Thomas H. O’Brien, the former Chairman and CEO of PNC who retired from the Board in September 2006, was not independent.

Director determined by our Board to be independent and who has a relationship with PNC that does not meet the categorical standards of independence. Mr. Berndt is the Managing Partner of the law firm of Gallagher, Evelius & Jones LLP. This law firm provided legal services in each of the last three years to Mercantile Bankshares Corporation, which we acquired in March 2007. These services do not meet our categorical standards of independence. Upon a review of this relationship, the Board concluded that Mr. Berndt is nonetheless independent, specifically noting that (1) the annual fees earned by the firm from its representation of Mercantile were less than 5% of the firm’s revenues in each of the last three years, (2) the legal services did not relate to strategic issues but rather involved ordinary course banking transactions, (3) Mr. Berndt did not participate actively in the legal services provided by his firm to Mercantile during this period and (4) there is no anticipation of a significant increase in the amount of legal services or change in the nature of legal services to be provided by his firm following the acquisition of Mercantile by PNC. Mr. Berndt may have other relationships that meet our categorical standards of independence.

The Board determined that no current nominee for director, other than Mr. Rohr, had a relationship that disqualified him or her from being independent under the NYSE’s bright-line tests. See “Transactions Involving Directors and Executive Officers” on pages 66 to 69 for additional disclosure regarding relationships between PNC and our directors and other related persons, including regarding charitable donations and our policies governing related person transactions.

Meetings of Our Non-Management and Independent Directors

Our non-management directors have met and will continue to meet in regularly scheduled executive sessions without management present. “Non-management” directors include all directors who are not PNC officers. Currently, Mr. Rohr is the only PNC officer serving on our Board. The non-management directors have designated Mr. Usher as the Board’s Presiding Director. Among other responsibilities, he presides at these sessions.

“Non-management” directors may include directors not employed by PNC whom our Board has determined not to be independent under the Exchange’s corporate governance rules. Our Board has adopted a policy that our independent directors will meet by themselves in executive session at least quarterly, rather than the annual session required by NYSE rules. Our Board has determined that all current non-management directors and nominees for director are independent. The Board’s Presiding Director also presides at these executive sessions.

Communicating with Our Directors

Shareholders or other interested parties wishing to communicate directly with the Presiding Director, our non-management directors as a group, the entire Board of Directors, or with any specific director may do so at any time by writing to the following address: Presiding Director, The PNC Financial Services Group, Inc. Board of Directors, P.O. Box 2705, Pittsburgh, PA 15230-2705.

Communications sent to this address will be delivered to the Presiding Director without being screened by our employees. Communications to the Board or to one or more specific directors that are sent to our offices will be handled in accordance with a collection and organization process approved by the Board’s independent directors. Such communications are subject to a screening process that will determine which communications will be relayed to directors. This screening process is described in the corporate governance section of the “About PNC—Investor Relations” page of our corporate website at www.pnc.com.

Shareholders who wish to (1) make a nomination for the election of a director, (2) submit proposals to be considered for inclusion in our 2008 proxy materials or (3) make a proposal for action at an annual meeting of shareholders, should follow the instructions given on pages 23-24.

Our Board, acting on the recommendation of its Nominating and Governance Committee, has adopted a policy that strongly encourages each director to attend the annual meeting in person, if possible in light of surrounding circumstances. Each director is reminded of this policy in advance of the date of the annual meeting. Thirteen directors attended PNC’s 2006 annual meeting of shareholders.

Our Director Nomination Process

The Board’s Nominating and Governance Committee. Our Board has a standing Nominating and Governance Committee that has a written charter approved by the Board. The committee’s purpose is to assist our Board in promoting the best interests of PNC and its shareholders through the implementation of sound corporate governance principles and practices. A copy of the committee’s current charter, which is reviewed and reassessed by the committee annually, is posted on the corporate governance section of the “About PNC—Investor Relations” page of our corporate website at www.pnc.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 14.

The Board’s current Nominating and Governance Committee is composed entirely of independent directors. When our Board holds its organization meeting on April 24, 2007, following the annual meeting, only independent directors will be appointed to the Nominating and Governance Committee. The committee is presently composed of Ms. Pepper and Messrs. Usher (Chairman), Clay, Massaro and Wehmeier.

The Nominating and Governance Committee’s responsibilities include assisting the Board by identifying individuals qualified to become Board members, consistent with criteria approved by the Board, and recommending to the Board of Directors nominees for election at the next annual meeting of shareholders. The committee may also recommend that our Board appoint qualified individuals as directors between annual meetings of shareholders.

Candidates recommended by a shareholder. The Nominating and Governance Committee has adopted a policy that formalizes its long-standing practice of considering any director candidate recommended by a shareholder in good faith.

The Nominating and Governance Committee will not consider a candidate recommended by a shareholder unless the shareholder follows these procedures in submitting the recommendation. Your recommendations with respect to the 2008 annual meeting of shareholders must be submitted in writing no later than November 24, 2007 to: Corporate Secretary, The PNC Financial Services Group,

Inc., One PNC Plaza—21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707. Please provide the following information:

•	the name and address of the person to be nominated;

•	a description of all arrangements or understandings between you and the nominee and any other person or persons (naming such person or persons) pursuant to which the nomination is to be made by you;

•

any commercial, industrial, banking, consulting, legal, accounting, charitable, familial or other relationships involving the proposed nominee and us or our subsidiaries that may be relevant in determining whether your nominee is independent of our management and eligible to serve on the Board’s Audit, Nominating and Governance and Personnel and Compensation Committees, under the rules of the Securities and Exchange Commission and the New York Stock Exchange, and for the Personnel and Compensation Committee, under Section 162(m) of the Internal Revenue Code;

•

the educational, professional and employment-related background and experience of your nominee, together with any other facts and circumstances that may be relevant in determining whether your nominee is an “audit committee financial expert” under the rules of the Securities and Exchange Commission;

•	such other information regarding the nominee as would be required to be included in proxy materials had the nominee been nominated by our Board; and

•	the written consent of the nominee to serve as a PNC director, if elected.

The committee will not consider any candidate with an obvious impediment to serving as one of our directors.

How candidates for our Board are identified and evaluated. The Nominating and Governance Committee identifies individuals qualified to become Board members consistent with criteria approved by our Board of Directors, on the recommendation of the Nominating and Governance Committee. These criteria include:

•	a sustained record of high achievement in financial services, business, industry, government, academia, the professions, or civic, charitable or non-profit organizations;

•	manifest competence and integrity;

•	a strong commitment to the ethical and diligent pursuit of shareholders’ best interests;

•

the strength of character necessary to challenge management’s recommendations and actions when appropriate and to confirm the adequacy and completeness of management’s responses to such challenges to his or her satisfaction;

•	our Board’s strong desire to maintain its diversity in terms of race and gender; and

•	personal qualities that will help to sustain an atmosphere of mutual respect and collegiality among the members of our Board.

The Nominating and Governance Committee has identified the following specific qualities or skills as being necessary for one or more of our directors to possess:

•	a majority of our directors must satisfy the independence standards established by the New York Stock Exchange;

•

enough independent directors must be financially literate and have accounting or related financial management expertise so that the current and anticipated membership needs of the Audit Committee can be satisfied;

•	directors are expected to gain a sound understanding of our strategic vision, our mix of businesses and our approach to regulatory relations and risk management; and

•	the Board as a whole must possess a mix of qualities and skills adequate to address the risk factors to which we are subject.

When the Nominating and Governance Committee evaluates our current directors for possible nomination for reelection at our annual meeting, the committee considers all of the factors listed above. In addition, the committee considers:

•	meeting attendance and participation; and

•	the value of the director’s contributions to the effectiveness of our Board and its committees.

The Nominating and Governance Committee has decided not to adopt specific, minimum qualifications that must be met by a committee-recommended nominee for the Board, but may do so in the future.

The current practice of the Nominating and Governance Committee is to identify potential director nominees through a variety of sources. The committee considers recommendations made by current or former directors or members of executive management. When appropriate, the committee may retain search firms to identify director candidates. Potential candidates also may be identified through contacts in the business, civic, academic, legal and non-profit communities. Potential candidates may be informally approached by the Chairman of the Board (Mr. Rohr) or the Chairman of the Nominating and Governance Committee (Mr. Usher) to determine if there is interest in joining our Board. The Nominating and Governance Committee did not retain an external search firm to assist in the identification of the three nominees for director described in this proxy statement. Messrs. Berndt and Shepard were formerly directors of Mercantile Bankshares Corporation, which we acquired on March 2, 2007. In connection with that acquisition, we agreed to appoint two former directors of Mercantile to our Board. After the Nominating and Governance Committee reviewed the backgrounds, qualifications and skills of several former Mercantile directors, Mr. Usher and Mr. Rohr, in their respective capacities as Chairman of the Nominating and Governance Committee and Chairman of the Board, interviewed Messrs. Berndt and Shepard and discussed the merits of their nominations with the Nominating and Governance Committee.

Mr. Bunch was approached by Mr. Usher in connection with his nomination and was interviewed by Messrs. Usher and Rohr, who then discussed the merits of his nomination, and his background, qualifications and skills, with the Nominating and Governance Committee.

Each nominee for director is evaluated initially by the Nominating and Governance Committee at a meeting of the committee. The committee considers all relevant information then available about the candidate in light of the Board’s approved criteria for persons qualified to become directors and the Board’s current and anticipated needs in terms of diversity, specific qualities or skills, experience or background.

If the committee declines to recommend a candidate for election or appointment to our Board, no further action is taken, but the committee’s decision is reported to the Board by the committee chairman at our Board’s next regular meeting. If the candidate has been recommended by a shareholder, the committee’s secretary will send a letter to the shareholder informing him or her of the committee’s decision and the date of the meeting at which the committee considered the candidate.

If the committee decides to recommend a candidate to our Board as a nominee for election at an annual meeting of shareholders or for appointment by our Board, the committee chairman reports the committee’s decision to our Board at its next meeting. In advance of that meeting, each of the other directors is provided with the same biographical and other background information about the candidate that was considered by the Nominating and Governance Committee.

After discussion and questions, the entire Board votes on whether to nominate the candidate for election or appoint the candidate to the Board. If our Board’s discussion has raised issues that require additional facts or deliberation, the Board’s vote may be postponed until a future meeting.

Successful candidates are informed of the Board’s decision and invited to become a director, or stand for election as a director, by the Chairman of the Board and the Chairman of the Nominating and Governance Committee, jointly acting on behalf of our entire Board of Directors.

Under its current practices, there are no differences in how the Nominating and Governance Committee evaluates a nominee for director based on whether the nominee is recommended by the committee or by a shareholder.

Mr. Bunch was evaluated by the Nominating and Governance Committee at its December 18, 2006 and February 13, 2007 meetings, and the committee recommended his nomination to the full Board. Messrs. Berndt and Shepard were evaluated by the Nominating and Governance Committee at its February 13, 2007 and March 8, 2007 meetings, and the committee recommended their nominations to the full Board. The full Board approved the nomination of Mr. Bunch at its February 14, 2007 meeting and the nominations of Messrs. Berndt and Shepard at its March 8, 2007 meeting, in each case subject to a determination of their independence from our management. At its meeting on March 14, 2007, the Board affirmed the independence of Messrs. Berndt, Bunch and Shepard.

The Personnel and Compensation Committee

Our Board has a standing Personnel and Compensation Committee that has a written charter approved by the Board. A copy of the Personnel and Compensation Committee’s charter, which is reviewed and reassessed by the committee annually, is posted on the corporate governance section of the “About PNC—Investor Relations” page of our corporate website at www.pnc.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 14. The NYSE’s corporate governance rules require that the Personnel and Compensation Committee be composed entirely of directors who are independent under the Exchange’s independence standards. Our current Personnel and Compensation Committee is composed entirely of independent directors. The committee’s members also satisfy the independence standards established by applicable federal income tax and securities laws. When the Board holds its organization meeting on April 24, 2007, following the annual meeting, only independent directors will be appointed to the Personnel and Compensation Committee.

The Personnel and Compensation Committee’s purpose is to discharge our Board’s oversight responsibilities relating to the compensation of our executive officers and other specified responsibilities related to personnel and compensation matters affecting PNC. The committee has direct responsibility for evaluating and for approving or recommending for approval by our Board or our shareholders executive officer benefit, bonus, incentive compensation, severance, equity-based or other compensation plans, policies and programs. The committee is also responsible for determining whether to recommend to our Board of Directors that the Compensation Discussion and Analysis section be included in the annual proxy statement, for providing a Compensation Committee Report for the proxy statement, and for reviewing and evaluating the development of an executive management succession plan, as well as for reviewing our progress on diversity. The Compensation Discussion and Analysis begins on page 27 of this proxy statement and the Compensation Committee Report is on page 44. The committee is currently composed of Messrs. Strigl (Chairman), Chellgren, Kelson, Massaro and Usher.

Compensation Committee Interlocks and Insider Participation

Messrs. Chellgren, Kelson, Massaro, Strigl and Usher, none of whom are officers or former officers of PNC or any of our subsidiaries, are the current directors who served as members of the Personnel and Compensation Committee in 2006. Certain members of the Personnel and Compensation Committee and their associates were our customers and had transactions with us (or our subsidiaries) during 2006. Transactions that involved loans or commitments by subsidiary banks were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or present other unfavorable features.

The Audit Committee

Our Board has a standing Audit Committee that satisfies the requirements of Securities and Exchange Commission Rule 10A-3. Rule 10A-3 establishes listing standards relating to audit committees in the following areas:

•	the independence of audit committee members;

•	the audit committee’s responsibility to select and oversee the company’s independent auditors;

•	procedures for handling complaints regarding the company’s accounting practices;

•	the authority of the audit committee to engage advisors; and

•	funding for payment of the independent auditors and any outside advisors engaged by the audit committee and for the payment of the ordinary administrative expenses of the committee.

The Audit Committee is governed by a written charter approved by our Board of Directors. A copy of the committee’s current charter is posted on the corporate governance section of the “About PNC—Investor Relations” page of our corporate website at www.pnc.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 14.

The Audit Committee’s primary purposes are to:

•

provide assistance to the Board by: (1) monitoring the integrity of our consolidated financial statements; (2) monitoring compliance with legal and regulatory requirements and with our Code of Business Conduct and Ethics; (3) evaluating and monitoring the independent auditors’ qualifications and independence; and (4) evaluating and monitoring the performance of our internal audit function and independent auditors; and

•	prepare the report required by SEC regulations to be included in our annual proxy statement. The committee’s report is on page 74.

The committee, in its capacity as a Board committee, is directly responsible for the appointment, compensation and oversight of the work of our independent auditors (including the resolution of disagreements between management and the auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The committee is also responsible for approving all audit engagement fees and terms, as well as all permitted non-audit engagements with the independent auditors. The committee pre-approves all auditing services and permitted non-audit services to be performed for PNC by the independent auditors and considers whether the provision of non-audit services is compatible with maintaining the auditors’ independence. The Audit Committee’s procedures for the pre-approval of audit and permitted non-audit services are described beginning on page 71. The independent auditors report directly to the committee. Our General Auditor also reports directly to the committee, which is responsible for preparing his or her performance evaluation and reviewing his or her compensation.

The Audit Committee is currently composed of Messrs. Chellgren (Chairman), Cooper, Davidson, Kelson, Lindsay and Walls. Each committee member is independent, as defined in the NYSE’s corporate governance rules. When our Board holds its organization meeting on April 24, 2007, following the annual meeting, only independent directors will be appointed to the Audit Committee. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that Messrs. Chellgren and Kelson are each “audit committee financial experts,” as that term is defined in the SEC’s regulations. The committee regularly holds separate sessions with our management, internal auditors and independent auditors.

PNC’s Corporate Governance Guidelines, which are discussed in the next section of this proxy statement, limit the number of public company audit committees on which Audit Committee members can serve to three, including PNC’s Audit Committee. This limitation was adopted in recognition of the committee’s demanding role and responsibilities and the time commitment required of committee members.

Our Corporate Governance Guidelines

Our Board has adopted Corporate Governance Guidelines that address these key corporate governance subjects, among others:

•	director qualification standards;

•	director access to management and independent advisors;

•	director compensation;

•	director orientation and continuing education;

•	management succession; and

•	an annual performance evaluation of the Board.

The Corporate Governance Guidelines also provide that in an uncontested election of directors, any nominee for director who receives a greater number of votes “withheld” from his or her election than votes “for” his or her election will promptly tender his or her resignation to the Chairman of the Board of Directors. The Nominating and Governance Committee will promptly consider the nominee’s resignation and will recommend to the full Board whether to accept or reject it. The Board will act on the Nominating and Governance Committee’s recommendation no later than 90 days following the date of the shareholders’ meeting when the election occurred. PNC’s Corporate Governance Guidelines are posted on the corporate governance section of the “About PNC—Investor Relations”

page of our corporate website at www.pnc.com and are available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 14.

Our Code of Business Conduct and Ethics

Our Board of Directors, acting on the recommendation of its Audit Committee, has adopted a Code of Business Conduct and Ethics for our directors, officers and employees. The Board intends that this Code satisfy the requirements of the SEC regulations for a code of ethics that applies to our chief executive officer and senior financial officers. The Code requires that any exception to any provision of the Code for directors or executive officers must be submitted for approval to the Board’s Audit Committee. Such exceptions will be publicly disclosed as required by law or NYSE rules.

The Code also contains compliance standards and procedures that are designed to facilitate the effective operation of the Code.

Our Code of Business Conduct and Ethics addresses these important topics, among others:

•	conflicts of interest;

•	corporate opportunities;

•	confidentiality of information;

•	fair dealing;

•	protection and proper use of our assets;

•	compliance with laws, rules and regulations (including insider trading laws); and

•	encouraging the reporting of any illegal or unethical behavior.

A copy of our Code of Business Conduct and Ethics is posted on the corporate governance section of the “About PNC—Investor Relations” page of our corporate website at www.pnc.com and is available in print to any shareholder who requests a copy by writing to our Corporate Secretary at the address given on page 14.

Shareholder Proposals and Director Nominations

Eligible shareholders may submit proposals to be considered for inclusion in our 2008 proxy materials for the 2008 annual meeting of shareholders if they do so in accordance with the applicable Securities and Exchange Commission rules. Your proposal must be in writing and received by the Corporate Secretary at our principal executive offices no later than November 24, 2007, in order to be considered for inclusion in our 2008 proxy materials.

Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only: (i) pursuant to our notice of such meeting; (ii) by the presiding officer; (iii) by or at the direction of a majority of the Board of Directors; or (iv) by one or more shareholders in accordance with the applicable SEC regulations and the governing provisions of our By-Laws.

A shareholder may make a nomination for election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at our principal executive offices not later than: (i) 90 days prior to the annual meeting (which, for the 2007 annual meeting, would mean no later than January 23, 2008, if the annual meeting is held on April 22, 2008, unless a different date for such notice has been stated in our most recent proxy materials distributed to shareholders); or (ii) if the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the tenth day following the first public disclosure of the meeting date.

Public disclosure of the date of any annual meeting may be made in a filing with the SEC, in any notice we give to the NYSE, or in a news release reported by any national news service.

Your notice must include: (i) your name and address and the class and number of shares of PNC stock that are owned of record and beneficially by you and any beneficial owner you are acting for; and (ii) a representation that you are a beneficial owner of PNC stock entitled to vote at such meeting and that you intend to be present at the meeting in person or by proxy to make your nomination or proposal.

Your notice of a proposal for action at an annual meeting must also include a brief description of the proposal, your reasons for making the proposal, and any direct or indirect interest of you, or any person on whose behalf you are acting, in making the proposal.

For information on how to submit the name of a person to be considered by the Nominating and Governance Committee for possible nomination as a director, please see the discussion of our director nomination process earlier in this section.

If our Corporate Secretary receives timely notice of a shareholder proposal that complies with the governing By-Law provisions and if the proposal is properly presented at the 2008 annual meeting of shareholders, the proxies appointed by us may exercise discretionary authority in voting on the proposal. Our proxy statement for the meeting, however, must advise shareholders of the nature of the proposal and how our proxies intend to vote on the proposal. The proxies may not exercise discretionary authority in voting on your proposal if you satisfy certain requirements, including the mailing of a separate proxy statement to our shareholders.

The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting if you haven’t complied with all of the governing By-Law procedures, including the required notice to our Corporate Secretary. If we receive a shareholder proposal after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2008 annual meeting of shareholders, our proxies may exercise discretionary authority when voting on the proposal.

You should direct your questions about these requirements, or the notices we require, to: Corporate Secretary, The PNC Financial Services Group, Inc., One PNC Plaza—21st Floor, 249 Fifth Avenue, Pittsburgh, Pennsylvania 15222-2707.

Confidential Voting

Our Board has adopted a policy that all proxies, ballots, voting instructions from employee benefit plan participants and voting tabulations that identify the particular vote of a shareholder or benefit plan participant be kept permanently confidential and not be disclosed to our directors, officers or employees except:

•	as necessary to meet legal requirements or to pursue or defend legal actions;

•	to allow the Judge of Election to certify the results of the vote;

•	when expressly requested by a shareholder or benefit plan participant; or

•	in the event of a contested proxy solicitation.

Our independent vote tabulator and Judge of Election for the 2007 annual meeting has confirmed that its procedures will be consistent with this policy.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

2006 Meetings

The chart below sets forth the names of each current director, the Board-level committees on which he or she served at any time during 2006, and the number of meetings held. The chart also describes which directors chaired each committee, and which directors were designated by our Board as “audit committee financial experts.” In 2006, each director attended at least 75% of the combined total number of meetings of the Board and all committees on which the director served.

Committees
Director	Board	Audit	Executive	Nominating & Governance	Personnel & Compensation	Risk
Paul W. Chellgren	X	C*	X		X
Robert N. Clay	X			X
J. Gary Cooper	X	X
George A. Davidson, Jr.	X	X
Kay Coles James	X					X
Richard B. Kelson	X	X*			X
Bruce C. Lindsay	X	X				X
Anthony A. Massaro	X			X	X
Jane G. Pepper	X			X
James E. Rohr	X		X			X
Lorene K. Steffes	X					X
Dennis F. Strigl	X		X		C	X
Stephen G. Thieke	X		X			C
Thomas J. Usher	X		C	C	X
George H. Walls, Jr.	X	X
Helge H. Wehmeier	X			X
Number of Meetings in 2006	12	16	2	6	7	6

X – Member
C – Chairperson
* – Designated as audit committee financial expert

Board Committees

Our Board of Directors has five standing committees: an Audit Committee (see pages 21-22); an Executive Committee; a Risk Committee; a Nominating and Governance Committee (see pages 17-20); and a Personnel and Compensation Committee (see pages 20-21). The Board is authorized under the By-Laws to establish other committees. Each committee operates under a written charter adopted by the Board of Directors that is reviewed and reassessed by the committee annually. Each committee is authorized to form and delegate authority to subcommittees of one or more committee members when appropriate. Under certain circumstances, a subcommittee member’s attendance at a subcommittee meeting will excuse him or her from attending the next regularly scheduled committee meeting. The descriptions in this proxy statement of the functions performed by the committees of our Board are necessarily general in nature. These descriptions are qualified by reference to a committee’s charter or the relevant By-Law provisions.

The Executive Committee’s purpose is to provide an efficient means of considering such matters and taking such actions (including those related to merger and acquisition activities) as may require the attention of the Board or the exercise of the Board’s powers or authority in the intervals between meetings of the Board.

The Risk Committee’s purpose is to provide oversight of our enterprise-wide risk structure and the processes established to identify, measure, monitor and manage our credit risk, market risk (including liquidity risk) and operating risk (including technology, operational, compliance and fiduciary risk).

COMPENSATION DISCUSSION AND ANALYSIS

Our Executive Compensation Program

Summary. We design our compensation programs to allow us to attract, motivate and retain employees with the skills and experience necessary for us to succeed in a highly competitive environment and create value for our shareholders. The Personnel and Compensation Committee of our Board of Directors is responsible for establishing our approach to compensation and supervising the compensation programs used to implement this approach. The committee also is responsible for overseeing the design of the specific programs used to compensate our executive officers and other members of senior executive management and for determining the terms and conditions of the compensation of each of these senior leaders. These compensation principles guide the committee’s decisions in designing and implementing executive compensation:

•	We should be able to compete for and retain talented executive officers who can help to increase shareholder value.

•	Compensation should be fair, competitive and reasonable in light of the executive officer’s responsibilities, experience and performance.

•	A significant portion of the compensation that an executive officer receives should depend on the achievement of clearly stated individual and corporate performance goals.

•	Executive officers should identify their financial best interests with the long-term best interests of our shareholders.

•	The committee should remain independent from management when evaluating the executive compensation program and making decisions affecting the compensation of executive officers.

•	Public disclosure of our compensation should be clear and understandable.

The committee recognizes that it may best achieve its compensation objectives through using a variety of compensation programs. We compensate our executive officers with current annual compensation (base salary and an annual incentive award, or “bonus,” mostly paid in cash), equity-based and other longer-term incentive compensation and post-employment compensation. Our longer-term incentive compensation itself consists of a variety of types of compensation. We currently use stock options and incentive share opportunities based on achievement of performance objectives over time. We also pay a portion of the annual incentive award in shares of restricted stock rather than in cash.

For 2006, the majority of compensation paid to the officers listed in the compensation tables following this section (sometimes referred to as the “named executive officers”) consisted of equity-based and performance-based awards, with a smaller amount being paid in current cash. The committee believes that this mix provides flexibility in structuring appropriate compensation while furthering the goal of aligning the financial interests of our executive officers with the financial interests of our shareholders. The committee also believes that, within longer-term incentive compensation, a mixture of stock options and incentive share opportunities (or performance units) provides the appropriate balance of risk and reward to our executive officers’ total compensation.

In determining compensation, the committee generally reviews our financial performance and peer group performance, and considers the executive officer’s leadership, decision-making skills, experience, knowledge, relationship with employees, the Board, and regulatory agencies, strategic recommendations, customer and employee satisfaction, and progress in promoting diversity, as well as our positioning for future performance. The committee also considers the executive officer’s effectiveness in enhancing our corporate governance and risk management structures. The committee does not assign relative weight to any of those factors. When making decisions about other executive officers, the committee requests the CEO’s evaluation and assessment of the overall performance of those officers. The committee takes into account existing compensation arrangements and plans, believing that an understanding of future potential compensation, and the likelihood that it will be paid, affects its current compensation decisions. Although the committee takes into account management recommendations regarding compensation levels of executive officers, it retains discretion to determine these levels and may elect to pay more or less than the amount recommended. With respect to incentive programs including formulaic elements, the committee retains discretion to decrease the amount of the final award.

Committee Process. The committee regularly meets in executive sessions without management present. A representative of the committee’s external consultant attends these sessions, as appropriate. At each in-person meeting of our Board, the committee chairman presents a report of the agenda items discussed and the actions approved at previous committee meetings. The chairman provides these reports during an executive session of the Board. The committee consults with the non-management and independent directors regarding significant decisions affecting the CEO’s compensation.

The committee chairman also meets with representatives of management before each committee meeting to review the agenda, materials and issues for that meeting. The committee invites legal counsel or other external consultants to advise the committee during meetings and preparatory sessions, as appropriate. Generally, the Corporate Secretary serves as the committee’s secretary. We send out meeting materials in advance of each meeting to allow the committee members time to review them.

The committee directly employs McLagan Partners, an independent consultant, to provide regular advice and guidance on compensation matters. McLagan Partners specializes in compensation consulting for the financial services industry. A McLagan representative also regularly attends committee meetings and meets with the committee chairman and our executive officers between committee meetings. McLagan provides various compensation consulting services, including the creation of tailored reports that allow the committee to compare executive compensation to relevant peer groups. McLagan bills us for the fees it incurs for each project, as well as reasonable out-of-pocket costs, such as travel. We also purchase several compensation surveys from McLagan throughout the year.

Our management also retains Towers Perrin, a professional services firm that provides, among other things, actuarial and management consulting to the financial services industry. This year, our management requested that Towers Perrin create “tally sheets” for each named executive officer, which set forth total compensation for the year, in order to assist the committee with the discharge of its responsibilities.

The committee reviews our financial performance and the financial performance of a peer group that the committee selects each year. Our financial staff prepares, and our CFO certifies, this financial performance information. In establishing a peer group of selected financial services firms, the committee analyzes various factors, which include: the mix and complexity of businesses; the markets being served; market capitalization; asset size; and changes to firms occurring through mergers or shifts in strategic direction. The committee reviews the composition of the peer group at least annually to decide whether to add or remove companies. During 2006, our peer group consisted of the following companies:

•	The Bank of New York Company, Inc.

•	BB&T Corporation

•	Fifth Third Bancorp

•	KeyCorp

•	National City Corporation

•	Regions Financial Corporation

•	SunTrust Banks, Inc.

•	U.S. Bancorp

•	Wachovia Corporation

•	Wells Fargo & Company

At meetings in 2006, the committee discussed the proposed peer group for 2007 with representatives of our management and McLagan. In November 2006, the committee approved two changes to the 2007 peer group. The committee decided to remove The Bank of New York Company, Inc. in light of that company’s sale of its retail banking branch network and to add Comerica Inc., based on that company’s comparability in financial profile, business mix and customer base. The other members of our 2006 peer group will remain in the 2007 peer group.

The peer group serves as a primary tool to compare compensation data for executive officers, financial metrics and stock performance. Our performance, relative to the other members of the peer group, during a single or multi-year performance period will affect the size of executive officers’ annual incentive awards, the number of stock options we grant and the number of incentive share opportunities (or performance units) that an officer may receive at the end of a performance period.

As is true for each of our Board’s regular committees, the committee operates under a written charter, which is reviewed and assessed each year. We provide the charter to the public on our website in the corporate governance section under “About PNC—Investor Relations.” The committee also conducts an annual self-evaluation of its performance and identifies areas for improvement.

Tax Considerations. Section 162(m) of the Internal Revenue Code disallows, with certain exceptions, a federal income tax deduction for compensation over $1 million paid to each of our CEO and the four highest-paid executive officers other than the CEO, provided that they are serving in that capacity as of the last day of our fiscal year. One exception to the deduction disallowance applies to performance-based compensation paid pursuant to shareholder-approved plans. It is our intent that awards made under the 1996 Executive Incentive Award Plan, as amended and restated, as well as certain awards under the 2006 Incentive Award Plan (stock options, incentive share opportunities and performance units), be structured to be made eligible for the performance-based exception and therefore eligible as a federal income tax deduction for PNC.

Under current SEC rules, the named executive officers may not be (and in the case of PNC for 2006, are not) the same as the five executive officers whose compensation is subject to Section 162(m).

Although the committee keeps in mind the desirability of limiting PNC’s non-deductible compensation expense, the committee also believes that it is equally important to maintain the flexibility and competitive effectiveness of our executive compensation program. Therefore, the committee may, from time to time, make grants and awards that may not be deductible for federal income tax purposes due to the provisions of Section 162(m).

Elements of Compensation and 2006 Decisions

Current Annual Compensation. The principal elements of annual compensation are the annual base salary and the annual incentive award, or bonus.

Base Salary. Each executive officer receives an annual salary. In most cases (including with respect to the named executive officers) the committee determines the salary. The committee believes that, although it is appropriate that a substantial portion of each executive’s total compensation package be directly dependent to some extent on corporate performance, an important component of our ability to attract and retain highly qualified executives is the provision of base salaries at competitive levels.

The committee generally targets base salaries at the middle of the competitive marketplace. Although the committee reviews executive salaries at least annually, granting annual salary increases is not a routine practice. The committee uses a number of factors to arrive at the appropriate base salary for an executive officer, including:

•	Relevant industry salary practice;

•	The position’s complexity and level of responsibility;

•	The position’s importance to PNC in relation to other executive positions; and

•	The competitiveness of the executive’s total compensation.

In addition to these factors, the committee considers the executive’s performance against objectives, ethical leadership, job knowledge, management ability and risk management skills.

Please see the “Summary Compensation Table” on page 45, and the accompanying narrative disclosures, for more information regarding the 2006 base salaries for our named executive officers.

Annual Incentive Award. We pay an annual bonus to our executive officers. Most of the bonuses are paid in the form of an annual incentive award (a “bonus”), which depends on our performance during the year as well as the executive officer’s individual performance. The committee believes that, while it is appropriate for executive management to earn annual cash compensation generally in line with compensation paid to similarly situated executives at peer companies, it is important to make a substantial portion of that compensation reflect corporate and individual performance. The bonus program allows us to provide that level of compensation while encouraging each executive to maximize his or her performance and that of the company overall. As described below, a portion of these bonuses is paid to most executive officers in cash with the remainder paid in shares of restricted stock. This mandatory deferral of a portion of the bonus further motivates executives to seek to enhance shareholder value.

For our named executive officers, the cash portion of the bonus is shown in the “Summary Compensation Table” on page 45 under “Non-Equity Incentive Plan Compensation,” with the value of the restricted stock portion included under “Stock Awards”. The grant early in 2006 of the opportunity to earn this bonus is reflected in the “Grants of Plan-Based Awards in 2006” table on page 48.

There are a number of factors that can affect the amount of an executive officer’s bonus including:

•	A goal based on our earnings per share arising from the annual budget that we present to the Board of Directors.

•

Comparison of our return on average common shareholders’ equity (ROCE), as adjusted, to those of our peer group, with additional consideration given to return on assets and other measures that management and the committee deem relevant.

•	Financial performance of an executive officer’s business.

•	An assessment of the executive officer’s performance.

Management established, and the committee approved, the target EPS goal for 2006. The target EPS for 2006 was based on the annual budget that management uses for planning purposes and against which corporate and line of business performance is internally measured. In approving this target EPS, the committee reviewed information comparing the ROCE implied by this target EPS with the projected ROCE of our peer group companies implied by the consensus analysts’ forecasted earnings for our peer group companies. At the time the committee approved the 2006 target EPS, our projected ranking among our peers for ROCE, determined in this manner, was fourth out of 11. For 2006, our actual adjusted ROCE, compared to that of our peers (adjusted on the same basis), ranked second out of 11; our EPS (adjusted for the BlackRock transaction and balance sheet repositioning transactions) exceeded the target EPS approved by the committee at the beginning of the year.

At the beginning of each year, the committee approves, taking into consideration the recommendations of management and the advice of its compensation consultant, target bonus amounts expressed as a percentage of salary for each executive officer. The bonus target amount is principally based on an analysis of relevant pay practices. Generally, payment of the target bonus would result in approximately median total cash compensation relative to comparable executives in a relevant peer group, based on the best information available to the committee at the time.

Our CEO and four other executive officers receive their bonuses under the terms of the 1996 Executive Incentive Award Plan (the “1996 Plan”). The executive officers receiving awards for 2006 under the 1996 Plan do not include our CFO, but do include an executive officer who is not named in the compensation tables. The 1996 Plan was most recently approved by shareholders at our 2001 annual meeting of shareholders. Our Board, based on the recommendation of the committee, recommends that shareholders approve the 1996 Plan, as amended and restated, at this year’s annual meeting. For a discussion of the changes proposed in the amended and restated 1996 Plan, please see pages 8 and 9.

The five participating executive officers share in a compensation pool. For fiscal 2006, the size of the pool equaled one-half of one percent of our 2006 consolidated pre-tax net income. We determine this amount in accordance with generally accepted accounting principles, subject to adjustment, as currently in effect, for unusual, infrequently occurring or extraordinary items or cumulative effects of changes in accounting principles or tax laws.

In the first quarter of 2006, the committee assigned each participant a maximum percentage amount of the compensation pool. No participant can receive more than 40% of the pool and the sum of all percentages assigned to participants cannot exceed 100%. For 2006, the committee approved the following bonus pool limits and target:

Participants in 1996 Plan	Pool Limit (percentage)	2006 Target*
CEO	40%	$1,900,000
Highest Compensated Executive Officer (other than CEO)	20%	$960,000
2nd Highest Compensated Executive Officer (other than CEO)	18%	$930,000
3rd Highest Compensated Executive Officer (other than CEO)	12%	$561,000
4th Highest Compensated Executive Officer (other than CEO)	10%	$480,000

*	These are the 2006 targets that were set at the beginning of 2006 for the individuals whose overall compensation for 2006 placed them in these positions under the 1996 Plan.

Once the year is over and the maximum amount each participant could receive under this plan as a result of the pool limit is determined, the committee uses the amounts these participants would have received under the incentive plan applicable to the other executive officers, as described above, as a basis on which to determine the amount of any downward adjustment. This downward adjustment would take into account the same types of performance factors as are explained above with respect to the bonuses paid to the other executive officers.

The participants in the 1996 Plan, as well as most other executive officers receiving bonuses, receive any bonus subject to our “25/25 program.” Under that program, each bonus consists of two parts. The first part equals 75% of the total value of the bonus and is either paid in cash or, if the officer timely elected to do so, deferred under our Deferred Compensation Plan.

The remaining 25% of the bonus consists of an award of restricted stock. Officers previously had the ability to defer restricted phantom common stock units under our Deferred Compensation Plan, instead of receiving restricted stock, but the committee eliminated that option in 2006 for bonuses payable in 2007. The restricted stock portion of the bonus is increased by an additional 25%, or 6.25% of the total value of the bonus, to reflect the resulting risk of forfeiture and lack of liquidity during the vesting period. The restricted stock vests on the third anniversary of issuance if the officer is still employed by us at that time. For a description of the impact on this restricted stock of a termination of employment of most executive officers, including the named executive officers, prior to the vesting date, see “Potential Payments Upon Termination of Employment and Change of Control” on page 56.

In deciding upon the size of Mr. Rohr’s 2006 bonus, the committee took into account the performance factors described on pages 27-28 and its evaluation of Mr. Rohr’s performance during the year. In particular, the committee took into account the continued leadership and communication skills he displayed in instilling a corporate culture based on shared ethical values and a focus on building shareholder value.

The committee also considered these accomplishments, among others:

•

Record earnings of $8.73 a share. (After adjusting for the significant gain resulting from the merger of BlackRock, Inc. and Merrill Lynch Investment Managers, the integration costs related to the BlackRock transaction, and the impact of balance sheet repositioning, our earnings would still have exceeded our target.)

•	Continued strategic growth by following the Riggs acquisition with the then-expected acquisition of Mercantile Bankshares Corporation (completed in March 2007).

•	Successful completion of the BlackRock transaction and expanded capital flexibility.

•	Superior achievement of financial goals, when compared to peers.

•	Strong loan and asset quality, when compared to peers.

•	Achievement of substantial revenue and cost savings from the One PNC efficiency initiative and the development of an ongoing Continuous Improvement program.

•	Continued enhancement of PNC’s credit risk profile, with overall asset quality remaining strong.

•	Continued strengthening of PNC’s approach to balance sheet management.

•	Continuation of strong corporate governance and risk management structures.

•	Continuation of regulatory relations at a high level of cooperation and communication.

•	Continued progress on our diversity plan.

•	Positive results from continued emphasis on our ethics and values.

After considering all of these factors carefully, and consulting in executive session with its independent compensation consultant and our non-management and independent directors, the committee authorized the payment to Mr. Rohr of a bonus of $3,800,000 for 2006. As explained on page 32, this bonus is subject to the 25/25 program.

The committee authorized the granting of an additional award to Mr. Rohr of 33,000 shares of our common stock (approximately $2,500,000 in value as of the grant date), in recognition of Mr. Rohr’s substantial influence and leadership in our BlackRock investment and the successful merger and integration of BlackRock and Merrill Lynch Investment Managers in 2006. This award will vest after three years and was not granted under a §162(m)-qualified plan.

The committee also authorized the payment of the following bonuses for 2006 to the named executive officers, with each bonus being subject to the 25/25 program: Mr. Johnson ($880,000); Mr. Demchak ($2,320,000); Mr. Guyaux ($2,260,000); and Mr. Shack ($1,522,000).

Equity-Based and Other Long-Term Incentive Compensation. We believe that it is important that executive compensation have a substantial linkage with corporate performance over the longer term. By doing so, executives’ interests become better aligned with those of shareholders; the use of longer-term incentive compensation also helps with executive retention. The principal elements of longer-term incentive compensation that we currently use are stock options and incentive share opportunities, although, as noted above, a portion of most executives’ bonuses is paid in the form of restricted stock, which has the effect of turning that element of compensation into longer-term incentive compensation. On occasion, we use restricted stock under other circumstances, and we can use restricted phantom common stock units (which mirror the performance of our common stock without actually issuing any shares). In previous years, the committee had used restricted stock on a more widespread basis, but did not do so in 2006, believing that the current balance between stock options and incentive share opportunities is appropriate.

Stock options reward executives solely for increases in the price of our common stock and provide no value at all if the stock price remains the same, or decreases from the price on the date of grant. The incentive share opportunities, as described below, reward executives based on other corporate performance metrics—under the 2006 and 2007 awards, for growth in earnings per share and for ROCE, in each case relative to our peers—so that longer-term incentive compensation is not solely tied to our stock price performance, which is to some extent dependent on the overall performance of the market. The ultimate value of the incentive share opportunities is nonetheless partly dependent on the performance of our stock, as the awards are made in the form of shares or phantom shares, with the value rising and falling with the price of the stock. The committee believes that this package of incentives, which rewards executives if we perform better than our peers and perform well in the market, aligns their longer-term financial interests with those of shareholders.

Stock Options. We grant options to purchase our common stock to executive officers and other senior employees under our 2006 Incentive Award Plan. Stock options generally become exercisable in equal installments over three years and have a ten-year term. It is our policy to grant stock options with an exercise price at fair market value (closing price) on the grant date. We do not reprice options. The executive officer will be able to realize value from the options only if the market price of a share of our common stock exceeds the exercise price after the option becomes exercisable and before it expires. Please see “Grants of Plan-Based Awards in 2006” on page 48 for information on the option grants made in 2006 and “Our Policies on Timing of Awards” below for a discussion of the committee’s codification of our stock option and equity granting practices.

Restricted Stock and Restricted Phantom Stock Units. Restricted stock vests after a pre-determined number of years. During the vesting period, the executive officer receives regular dividends and can vote the stock, but cannot sell or transfer it. We credit restricted phantom common stock units held in the Deferred Compensation Plan with “deemed” dividends, but they carry no voting rights and may be settled only in cash. The restricted stock and restricted phantom common stock units vest on the third anniversary of issuance if the officer is still employed by us at that time. For a description of the impact on this restricted stock and restricted phantom common stock units of a termination of employment of most executive officers, including the named executive officers, prior to the vesting date, see “Potential Payments Upon Termination of Employment and Change of Control” on page 56. In early 2006, the committee decided, with limited exceptions, and other than the restricted stock component of the bonuses under the 25/25 program, to discontinue its practice of granting restricted stock on an annual basis as part of the long-term compensation for executive officers. We may still grant restricted stock, from time to time, in order to attract, retain or reward employees. For example, on February 14, 2006, the committee granted Mr. Demchak a special award of 52,000 shares of restricted stock, in recognition of his outstanding leadership and contribution through his oversight of our asset and liability management function during 2005.

Our Policies on Timing of Awards. In February 2007, the committee adopted a formal equity compensation granting policy that codified the practices generally used to grant stock options and other equity awards to our executive officers and senior employees.

Under this policy, all option grants will be made effective as of the date two business days after our next quarterly (or year-end) earnings release following the decision to grant the option, regardless of the timing of that decision itself. The committee has elected to grant and price options shortly following our earnings releases so that options are priced at a point in time when the most important information about PNC then known to management and the Board is likely to have been disseminated in the market.

Our current practice is to use an exercise price for our options equal to the closing price on the grant date. Through 2006, we used the average of the high and low price on the grant date. However, because this method of determining the exercise price requires additional disclosure under the SEC’s disclosure rules, we changed the method of determining the exercise price from the average of the high and low to the closing price on the grant date.

The committee typically grants options to our executive officers and other members of senior executive management in January as part of our annual performance and compensation review process. The committee meets in early to mid-January and determines the number of options, if any, to be granted to each executive officer and other members of senior executive management. The January 2006 and 2007 executive officer and senior executive management grants were made in a manner consistent with our new policy. In 2006, the committee met on January 20 and awarded options to the executive officers and other members of senior executive management effective two business days after earnings were released on January 19. In 2007, the committee met on January 4 and awarded options to the executive officers and other members of senior executive management effective two business days after earnings were released on January 23.

Generally, the committee delegates to management the opportunity to grant options to other senior employees out of a pool of options established by the committee for each year around the beginning of the year, but the policy for these grants is otherwise the same as the policy applicable to grants to executive officers and other members of senior executive management. Most of these options are granted to these employees as part of the annual performance and compensation review process, with a grant date the same as the one used for the executive officers and other members of senior executive management. To the extent the pool is not fully utilized at that time, management may grant additional options later in the year, all of which are granted as of the date two business days after the quarterly earnings release next following management’s decision to grant such options.

The committee did not grant any other options to executive officers and other members of senior executive management in 2006 other than under the annual grant process; however, additional options were granted in 2006 to several executive officers and other senior employees upon the exercise of reload options granted in prior years. The committee no longer grants new reload options; however, there are still reload options outstanding from prior years that could be exercised and result in additional option grants in future years. If an option holder exercises an option with a reload feature, the option holder uses shares of stock already owned to satisfy the exercise price and meet any associated tax withholding obligation, and the options exercised are replaced (or “reloaded”) with a new, at-the-market option for each share of common stock used. Options with this feature can only be reloaded once; the reload options cannot be replaced when they are exercised. The reload option normally will become exercisable in one year and will have the same remaining term as the option that was exercised.

Incentive Share Opportunities. Incentive share opportunities (and performance unit opportunities) are long-term incentive grants made under the 2006 Incentive Award Plan and are part of the long-term compensation component of total compensation for certain executive officers. The grants are subject to the achievement of corporate performance goals and other conditions established by the committee.

At the end of a specified performance period, the committee must certify the level of performance that has been achieved. The level of performance achieved will determine the maximum number of shares of our common stock (if any) that the committee may award to an officer with respect to incentive share opportunities and the maximum number of share equivalents payable in cash (if any) that the committee may award to an officer with respect to performance unit opportunities.

The committee’s prior practice had been to grant incentive share opportunities every three years. Beginning with grants made in 2006, however, the committee determined to grant incentive share opportunities annually, in smaller amounts, while still maintaining a three-year performance period for each annual grant. The committee expects to continue the practice of granting incentive share opportunities annually and to retain a three-year performance period. We believe that annual grants will provide the company with more flexibility to reflect changing market and other conditions and to make compensation awards more consistent.

Grants of Incentive Share Opportunities in 2006 and 2007. On each of January 20, 2006 and January 4, 2007, the committee authorized a grant of incentive share/performance unit opportunities to selected executive officers. The 2006 grants were made under the terms of the 1997 Long-Term Incentive Award Plan, as amended. This plan was last approved by our shareholders in 2001 and the majority of the shares available for issuance under that plan were later transferred to the 2006 Incentive Award Plan, following shareholder approval of that plan in April 2006. The 2007 grants were made under the terms of the 2006 Incentive Award Plan.

The 2006 grants have a three-year performance period, beginning January 1, 2006 and ending December 31, 2008, and the 2007 grants have a three-year performance period beginning January 1, 2007 and ending December 31, 2009.

In either year, the maximum combined award size at the end of the performance period is 200% of the target incentive shares in each grant. The corporate performance goals for these grants are based on our earnings per share growth and ROCE, as adjusted relative to the peer group. The incentive share portion of the opportunity relates to performance levels up to and including target performance. Awards, if any, for achievement of any of these levels of performance would be made in early 2009 (for 2006 grants) and early 2010 (for 2007 grants) in shares of our common stock, up to 100% of the target shares in the grant. The performance unit portion of the opportunity relates to performance levels above the target level up to and including the maximum performance level. If the level of performance achieved exceeds the target level, an additional award would be made in early 2009 or 2010, as applicable, for this premium level of performance (between target and maximum performance) in performance units, with a maximum award size of 100% of the target units in the grant. Awarded performance units would be paid in cash, with the maximum amount of the cash payment determined by multiplying the number of performance units then awarded by the per share price of our common stock on the award date in early 2009 or early 2010. Thus, the maximum combined award size for a grant would be 200% of the number of target incentive shares or performance units in the combined grant. An adjustment will be made to the target amount for the value of any “deemed” dividends declared during the performance period.

The corporate performance goals for the 2006 and 2007 grants are based on our earnings per share growth (the EPS Growth goal) and ROCE (the ROCE goal), in each case relative to that of our peers. In calculating the level of award that a grantee may receive at the end of the three-year period, potential award payout eligibility will be based on the levels of EPS Growth and ROCE performance that we have achieved as compared to our peers for each of the three years in the overall performance period and on the potential award payout schedules established by the committee, giving equal weight to the EPS Growth and ROCE goals and to each of the three covered years. The final award, if any, that is paid within this calculated maximum potential payout amount, will be determined by the committee at the end of the three-year period and may be adjusted downward, but not upward, from the calculated amount. The payout calculation table is listed below. This table depicts the percentage of the target that may be awarded, and includes PNC and the ten members of our peer group. After the EPS Growth and ROCE goals have been calculated, each company is ranked from one to 11, for both goals.

Performance Measures

Rank for Relative: – ROCE – EPS Growth	Percentage of Target to be Awarded*
1	200%
2	170–190%
3	150–170%
4	130–150%
5	110–130%
6	90–110%
7	70–90%
8	50–70%
9	30–50%
10	0
11	0

*	The amount to be awarded within the range depends on our performance relative to that of our peers ranked immediately above and below us.

Under the EPS Growth and ROCE goals, our diluted earnings per share growth performance and our return on average common shareholders’ equity performance will be compared to the respective performances of our peers, in each case as adjusted as applicable for cumulative effects of accounting changes, changes in tax law, extraordinary items, discontinued operations, merger integration costs (where such costs can be reasonably determined from publicly disclosed financial information), and, in the case of the EPS Growth goal, for the impact of stock splits if applicable, and, in the case of the ROCE goal, for goodwill and cumulative effects of accounting changes, as applicable. Also, for purposes of measuring EPS Growth for 2007 over 2006 under the 2007 grants, our 2006 diluted earnings per share will be adjusted to exclude the earnings impact of the BlackRock transaction and the effect of our 2006 balance sheet repositioning transactions. The 2006 grants include, for purposes of measuring EPS Growth, the impact of the BlackRock transaction both in the 2006 over 2005 comparison and the 2007 over 2006 comparison. The committee may also take into account adjustments that would reduce the calculated potential award amounts in making its award determinations.

Potential award payout schedules established by the committee for these grants are based on the levels of performance we achieve with respect to each corporate performance goal for each year in the performance period. The final calculated potential award amount the grantee will be eligible to receive will be the average (expressed as a percentage of dividend-adjusted target share units) of the potential award amounts calculated for each of the three covered years, with EPS Growth and ROCE performance having equal weight in these calculations. There is no guaranteed minimum payment; depending on PNC’s relative EPS Growth and ROCE performance for the year, the grantee may receive nothing.

As stated above, the committee also determines the peer group that will be used in making the comparative measurements for the corporate performance goals and the committee reviews the composition of the peer group on an annual basis. The potential award payout schedules are subject to adjustment for changes in the peer group such that there will continue to be a threshold level of performance below which there will be no eligibility for a payout. However, the peer group determined by the committee around the beginning of a year (or those of that group remaining at the end of the year if, for example, there are consolidations) will be the peer group used for the comparative measurements for that year.

In early 2009 (for 2006 grants) and 2010 (for 2007 grants), the committee will determine the levels of EPS Growth and ROCE performance achieved for each of the three covered years and the maximum awards permitted under these grants based on the potential award payout schedules for those levels of performance. Then the committee will have the discretion to award any amounts up to, but not exceeding, the maximum amounts so determined by the levels of performance achieved. Any such awards would be paid in shares of our common stock up to the target and in cash share-equivalents thereafter, determined by multiplying the share price of our common stock on the award date by the number of share units awarded in excess of target. The committee intends to engage in a careful review process following the end of each performance period in determining whether and to what extent it will exercise this discretion.

Generally, a grantee must also still be employed by us at the time the committee makes its determination, with certain exceptions (that may be approved by the committee), in order to receive an award payout. Upon a change of control, the grantee will receive an award based on the higher of the target award or the award earned as of the date of the change of control, then prorated, in either case, based on the portion of the performance period that has been completed. For additional information, please see “Potential Payments Upon Termination of Employment and Change of Control,” beginning on page 56.

The number of target share units with respect to which the 2006 and 2007 grants were made, and the current named executive officers receiving the grants were as follows:

Executive Officer	2006 Grant	2007 Grant
James E. Rohr (CEO)	50,000	35,000
Richard J. Johnson (CFO)	8,000	7,500
Joseph C. Guyaux	19,000	13,000
William S. Demchak	19,000	13,000
Timothy G. Shack	15,000	11,000

Special Grants. In recognition of Mr. Demchak’s role in the oversight of our asset and liability management function, in addition to his role as vice chairman of our company and head of our corporate and institutional banking function, the committee decided in 2006 and 2007, to provide him with additional incentive share opportunities that would be earned, depending on the performance of the asset and liability unit over a three-year performance period. In 2006, the committee made the share-denominated award, with a target number of 30,000 share units, with the expectation that grants of similar value would be made annually. In 2007, the committee made a share-denominated award, with a target number of 26,400 share units. Each of these special incentive share opportunities have the same three-year performance periods as the 2006 and 2007 incentive share opportunities discussed above.

The performance goals for Mr. Demchak’s grants are based on the financial results from our asset and liability unit measured against a benchmark performance index as described below, as well as our investing and proprietary trading results for each of the three years in the overall performance period. The final maximum award that Mr. Demchak will be eligible to receive will be the average of the potential award amounts (expressed as a percentage of target) calculated for each of the three covered years. Each of these potential award amounts will be based on the level of performance achieved by the asset and liability unit for that year relative to the benchmark performance index (in basis points) and the potential award payout schedule below, as established by the committee.

For each grant, the annual potential award payout schedule has a sliding scale that ranges from 0 for performance below the threshold level for a positive award, to 100% for performance at the benchmark level, up through 200% for performance significantly above benchmark. The annual potential payout schedule is as follows, with percentages interpolated for performance between the points indicated below:

Performance Measures

Annual Performance Relative to Benchmark Index	Annual Potential Payout Percentage of Target
40 basis points or higher	200%
20 basis points	150%
0 basis points (at benchmark)	100%
-10 basis points	40%
-15 basis points or below	0%

The committee has determined that the benchmark that will be used in making the comparative measurements for these performance goals will be the same benchmark performance index that we use internally to evaluate the portfolio management performance of our asset and liability management group. We implemented this index in 2005 to help us enhance portfolio returns through a thoughtful asset allocation process, to help better quantify the residual risks on the balance sheet and the income generating potential of the index, and to help measure the risk-adjusted performance of the portfolio and to make the portfolio managers more disciplined and accountable for risks taken in the portfolio. The index is designed to have superior risk-adjusted total return performance, be an approximate economic hedge for the residual risks of our balance sheet, broadly reflect the portfolio of investments held by our peer group and other large banks, and be highly liquid and transparent. The index is composed of three broad product components: swap and swap-like products; structured and securitized products (such as asset-backed securities and collateralized mortgage-backed securities); and mortgage-backed securities. Our asset and liability management group outperformed the index by 57 basis points in 2005 (prior to its use as a performance benchmark for these grants) and by 67 basis points in 2006 (the first year used as a performance benchmark). As we may adjust the composition of the index from time to time to reflect portfolio changes, changes in corporate strategy, and other internal and external factors, the benchmark against which the asset and liability management group performance will be measured for each year of the overall performance period for each grant will be the benchmark in effect as of March 30 of that year.

After the end of each performance period, the committee will determine the calculated maximum actual award payout permitted under this grant for the asset and liability management group performance achieved. The committee will have the discretion to award any amount up to, but not exceeding, the maximum amount determined by the levels of performance achieved, if any. Any such award will be paid in cash.

The committee intends to engage in a careful review process following the end of each performance period in determining whether and to what extent it will exercise this discretion, and expects to take into account such factors as absolute asset and liability unit financial performance, absolute proprietary trading results, adherence to risk parameters and contributions to the success of our other businesses.

Post-Employment Compensation. We provide post-employment compensation to our employees, including our named executive officers. The committee believes that offering such compensation allows us to attract and retain qualified employees and executives in a highly competitive marketplace. The principal elements of our post-employment compensation include a qualified defined benefit cash balance pension plan, as well as a non-qualified cash balance pension plan. We also maintain a separate supplemental retirement benefit plan for most of our executive officers.

Cash Balance Pension Plan. We maintain a non-contributory pension plan for most of our full-time employees. The pension plan is a defined benefit cash balance pension plan under the Employee Retirement Income Security Act of 1974, as amended (ERISA), and is qualified under Section 401(a) of the Internal Revenue Code. We contribute an actuarially determined amount necessary to fund the total benefits payable to participants. The amount of our annual contribution with respect to a specific participant is not calculated. The plan’s actuaries calculate contributions in the aggregate.

Benefits under the pension plan are determined as follows: effective January 1, 1999, a recordkeeping “account” was established for each participant. The initial account balance was determined as the present value of each participant’s accrued benefit as of December 31, 1998, using the plan provisions in effect on December 31, 1998. For each calendar quarter ending after January 1, 1999, eligible participants receive “earnings credits” expressed as a percentage of covered earnings, in accordance with a schedule based on the participant’s age plus years of credited service. In addition, employees who were at least age 40 and had at least 10 years of credited service as of January 1, 1999 receive additional quarterly “Transitional Credits” for up to 10 years. Participants also receive quarterly “interest credits” at the prevailing 30-year U.S. Treasury Bond rate.

“Covered earnings” is defined as an employee’s regular earnings plus eligible variable compensation, such as paid bonuses. Deferred bonus payments are applied to our excess pension plan, discussed below. Eligible variable compensation for employees is limited to the greater of $25,000 or 50% of the employee’s total eligible variable compensation for the calendar year. Eligible variable compensation is generally limited to $250,000 for purposes of the 50% calculation, except in the case of a select group of our executive officers.

Excess Pension Plan. We also maintain an ERISA excess pension plan, which is a supplemental non-qualified pension plan. The excess pension plan provides retirement benefits equal to the difference, if any, between the maximum benefit allowed under the Internal Revenue Code and the amount that would be provided by the pension plan if no limits were applied. The excess pension plan also recognizes deferred bonuses that are not included in the pension plan as covered earnings.

Supplemental Retirement Benefit Plan. We also maintain a separate supplemental retirement benefit plan applicable to our executive officers. Executive officers who were age 50 and had five years of credited service as of January 1, 1999 receive benefits based on the formula in effect prior to January 1, 1999. All other executive officers participating in this plan will receive a benefit based upon the cash balance pension plan formula described above. In order to mitigate the effect of the transition to a cash balance pension plan formula, we doubled the “earnings credit” percentages for all executive officers at or above a certain organizational level who previously participated in the supplemental retirement benefit plan in effect before January 1, 1999. For any executive participating in this supplemental retirement benefit plan, “earnings credits” were only applied to eligible bonuses, however.

Defined Contribution Plans—ISP and SISP. We maintain an incentive savings plan (ISP), which is a qualified defined contribution plan (401(k) plan) and a supplemental incentive savings plan (SISP), which is a non-qualified excess defined contribution plan. The committee has capped the company’s match on SISP contributions at $5,000, beginning in 2006. For example, in 2005, before we instituted the cap, the company’s SISP match for our CEO was $138,450. The limitation on the SISP match does not affect the company’s match on the ISP.

Other Compensation. Other compensation includes our qualified and non-qualified defined contribution plans, a split dollar insurance arrangement, long-term disability insurance and perquisites received by our executive officers.

Insurance Arrangements. We pay premiums for most of our executive officers, including the named executive officers, in connection with the Key Executive Equity Plan, a split-dollar insurance arrangement. In addition, we pay long-term disability premiums on behalf of our named executive officers.

Perquisites. The committee believes that perquisites should be a minor part of executive compensation. We value perquisites on the basis of their incremental cost to us. In 2004, the committee determined that the annual incremental cost to us of perquisites should not exceed $50,000 for each executive officer.

We consider a benefit to be a perquisite or personal benefit unless its purpose is clearly and exclusively business related. The principal categories of benefits that may be provided by us to some or all of our executive officers that we consider perquisites include: personal use of corporate aircraft, regardless of whether the use is dictated by security concerns; dues we pay for club memberships not used exclusively for business purposes and all tax gross-ups for club dues; the services of outside professionals and financial consultants; the incidental costs of medical examinations not covered by health insurance; and home security devices.

For 2006, the committee approved management’s recommendation to eliminate a club membership allowance that we had previously provided as a perquisite for certain executive officers. In addition, the committee approved management’s request to eliminate any company car usage or car allowance for the same executive officers for 2007.

In light of the committee’s cap on perquisites, we have asked officers to reimburse us, as soon as practicable after a final determination of the cost of the perquisites, for any perquisites that exceed $50,000 in cost, and for 2006, Messrs. Rohr, Guyaux and Demchak each made partial reimbursements to us in connection with some of the perquisites that they received.

Existing Federal Aviation Administration (“FAA”) rules and regulations limit our ability to accept reimbursement for personal aircraft usage. The committee previously approved the execution of time sharing agreements between us and Messrs. Rohr and Guyaux with respect to use of our corporate aircraft. Such agreements provide a mechanism for obtaining reimbursement from the officer of the incremental cost of corporate aircraft use that may otherwise result in an officer exceeding the $50,000 cap, while complying with the FAA rules and regulations. The costs paid by our executive officers under the terms of the time sharing agreements include a federal excise tax and other fees and exceed the aggregate incremental cost that we report in this proxy statement as the value of the corporate aircraft perquisite. For flights subject to these time sharing agreements, the officer is required to pay us the maximum amount permissible under FAA regulations.

We did not have such an agreement with Mr. Demchak during 2006 and, as a result, he was unable to reimburse us for any of his personal aircraft use. Even after reimbursing us for all other perquisites received during 2006, his aircraft use led to Mr. Demchak’s perquisites for 2006 exceeding the $50,000 cap.

Based on the committee’s previous authorization of Mr. Demchak’s use of the corporate aircraft for personal flights, and in light of Mr. Demchak’s aircraft usage for 2006 and his restrictions on reimbursing us, the committee approved the execution of a time sharing agreement between us and Mr. Demchak, in substantially the same form as the agreements executed by Messrs. Rohr and Guyaux. We executed a time sharing agreement with Mr. Demchak in March 2007.

Change of Control Arrangements

Change of Control Severance Agreements. We are party to change of control employment agreements with each of our named executive officers and certain other executive officers, which agreements have been a component of our executive compensation program for many years. We believe that these change in control arrangements serve a valuable purpose and assist in ensuring the impartial and dedicated service of our executive officers, notwithstanding concerns that they might have regarding their continued employment following a change of control. Change of control severance protections are common at financial institutions like ours and we believe that these arrangements help us in the recruitment and retention of the executive talent for which we are competing with other financial institutions. For each of the named executive officers, as for most other executive officers, if his or her employment is terminated by the surviving company without cause, or by him or her for good reason, during a period of three years following a change of control of PNC, he or she will receive severance benefits. These benefits include:

•

a lump sum payment of (1) three times the executive officer’s annual base salary (based on the highest salary during the year before termination or the year before a change of control) and bonus (which is based on the three-year average bonus percentage multiplied by the higher of the three-year average salary before termination or the three-year average salary before a change of control) plus (2) a dollar amount equal to the number of target incentive share opportunities granted during the three-year period immediately preceding the change of control multiplied by the fair market value of a share of PNC common stock on the date of the change of control;

•	the payment of at least the target bonus for the executive officer for the fiscal year during which the executive officer’s employment is terminated and for the last year if not yet paid;

•

three years of additional benefits under, or cash benefits computed by reference to, certain of our retirement and health and welfare benefit plans (the pension benefits payable to an executive officer may be increased depending upon the officer’s age on the date of termination and will include a “make whole” payment for any lost unvested pension benefits or reduction in pension benefits following a change of control);

•	a perquisite allowance generally equal to three times the amount of perquisites that an executive officer received (or was eligible to receive) during the year of termination; and

•	a payment to reimburse the executive officer for any excise taxes on severance benefits that are considered excess parachute payments under the Internal Revenue Code.

Each agreement requires the executive officer not to use or disclose any of our confidential business or technical information or trade secrets and, if the executive officer receives the above severance benefits, not to employ or solicit any of our officers during the year following his or her termination. Each agreement terminates when the executive officer reaches age 65 (with a gradual reduction of benefits during the three prior years), and we may, upon one year’s advance notice, simultaneously terminate all of such change of control severance agreements.

We have also entered into change of control severance agreements with certain other officers under which they will receive severance benefits similar to those described above. In some cases, however, these benefits have a lower level of payment and a shorter coverage period. For a discussion of potential payments to our named executive officers upon a change of control or other events resulting in termination please see “Potential Payments Upon Termination of Employment and Change of Control,” beginning on page 56.

Change of Control Provisions in Other Grants. We also typically include provisions in our stock option, restricted stock and incentive share opportunity grants providing certain protections to our officers, such as accelerated vesting. Upon a change of control of PNC, 100% of the outstanding unvested equity-based (or phantom equity-based) employee grants will be subject to accelerated vesting, whether or not the employee has a qualifying termination of employment. As described on page 37, there is a provision in our incentive share opportunity programs entitling the officer to receive a payment upon a change of control of PNC. In addition, if an officer is terminated without cause or for good reason after a change of control, the officer will have a period of three years to exercise his or her options but not extending past the original option termination date.

Our displaced employee assistance plans for employees generally provide for an increase in severance benefits following a change of control under certain circumstances. These plans do not apply to our executive officers, as they have change of control agreements as described above. If an employee’s employment is terminated by the surviving corporation within two years following consummation of a change of control, the employee will receive a lump sum payment equal to twice the benefits to which such employee otherwise would be entitled under the applicable plan. In addition to that lump sum payment, selected officers and employees will become eligible for an additional severance benefit under similar circumstances, based on their annual variable cash compensation.

Policies on Equity Ownership

We have established several policies that reinforce the importance of aligning the financial interests of our executive officers and shareholders, and that impose certain controls and restrictions on the ability of an executive officer to buy or sell our securities.

Executive Officer Stock Ownership Policy. Our executive officers historically have held a significant portion of their personal wealth in the form of our common stock (or phantom common stock units that mirror the performance of our common stock). The committee believes it is important to require most of our executive officers, including all of the named executive officers, to meet minimum stock ownership guidelines. We express these guidelines in terms of the value of equity holdings as a multiple of each officer’s base salary, as follows:

Officer	Stock Ownership Guideline
Chief Executive Officer	5 x base salary
President	4 x base salary
Other Executive Officers	1 to 3 x base salary (depending on relative position)

Equity interests that count toward satisfaction of the ownership guidelines include shares owned outright by the officer, or his or her spouse and dependent children, restricted shares (subject to vesting requirements), shares held in our ISP and phantom common stock units held in our SISP or Deferred Compensation Plan.

Newly hired or promoted executive officers have up to four years to meet these stock ownership guidelines. We may reduce future long-term incentive awards for any executive officer who fails to meet the ownership guidelines, depending upon the circumstances.

The committee monitors compliance with these stock ownership guidelines and has determined that all executive officers currently comply.

Blackout Periods and Pre-Clearance of Securities Transactions. Our Employee Conduct Policies prohibit certain employees, including all executive officers, from purchasing or selling our securities beginning 15 days before the end of each calendar quarter until the second business day after we release our earnings for that quarter. We may also impose additional blackout periods on our executive officers due to the availability of material, non-public information regarding us or our securities. In addition, we require certain employees, including all executive officers, to pre-clear personal investments (other than in specified types of securities) made by the individual or his or her immediate family members.

Other Trading Restrictions. Our Employee Conduct Policies also prohibit all employees from day trading or short selling PNC securities and prohibit employees from engaging in transactions in any derivative of PNC securities (other than securities issued under a PNC compensation plan), including buying and writing options.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the Compensation Discussion and Analysis with PNC’s management, and based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Personnel and Compensation Committee of the

Board of Directors of The PNC Financial Services Group, Inc.

Dennis F. Strigl, Chairman

Paul W. Chellgren

Richard B. Kelson

Anthony A. Massaro

Thomas J. Usher

COMPENSATION TABLES

The table below summarizes the compensation that we provided to our named executive officers for 2006, computed in accordance with SEC regulations. As described in the footnotes to this table, equity-based compensation is presented reflecting the compensation expense we recognized in 2006 with respect to awards made in 2006 and prior years. The use of this methodology means that the executive officer may ultimately realize a value from these awards that is greater than or less than the amounts shown in the table with respect to these awards, depending on the value of the stock when the award vests or is exercised. The equity awards made in 2006, and their values at the time of grant, are presented in the “Grants of Plan-Based Awards in 2006” table on page 48.

The amounts shown under “Stock Awards,” “Option Awards” and “Non-Equity Incentive Plan Compensation” all have a performance or incentive element, with the ultimate value of these compensation elements to the employee depending on some combination of individual and corporate performance and/or the price of PNC stock. As the table shows, a majority of each named executive officer’s compensation includes a performance or incentive element.

Summary Compensation Table

Name & Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value & Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
		(a)	(b)	(c)	(d)	(e)	(f)	(g)
James E. Rohr	2006	$950,000	$—	$5,380,000	$5,281,000	$2,850,000	$3,337,609	$271,917	$18,070,526
Chairman and Chief Executive Officer

Richard J. Johnson	2006	$377,885	$—	$433,000	$323,000	$660,000	$44,076	$62,311	$1,900,272
Chief Financial Officer

William S. Demchak	2006	$600,000	$—	$3,986,000	$1,759,000	$1,740,000	$110,198	$122,213	$8,317,411
Vice Chairman

Joseph C. Guyaux	2006	$620,000	$—	$2,563,000	$2,296,000	$1,695,000	$648,974	$92,703	$7,915,677
President

Timothy G. Shack	2006	$510,000	$—	$1,849,000	$1,911,000	$1,141,500	$476,153	$54,440	$5,942,093
Executive Vice President and Chief Information Officer

(a)	The salaries listed in this column also include amounts otherwise payable as salary that each officer deferred under our ISP and our SISP, which plans are described on page 40. See “Non-Qualified Deferred Compensation for Fiscal 2006” on page 54 for the aggregate SISP deferrals during 2006.

(b)	As described on page 32, our bonuses are paid in a combination of cash and restricted stock. Under Item 402 of Regulation S-K, the cash portion of our bonuses is included under “Non-Equity Incentive Plan Compensation,” while the compensation expense related to the restricted stock portion of our bonuses is included under “Stock Awards”. We did not pay any bonuses in 2006 reportable under this column. Under SEC regulations through 2005, the cash portion of our bonuses was reported under a column labeled “Bonus.”

(c)	The dollar amounts in this column reflect the compensation expense recognized in 2006 related to non-option stock awards, as described in Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004) Share-Based Payment (FAS 123R). For additional information on how we have applied FAS 123R, including our application of the Black-Scholes valuation model, please see Note 18, “Stock-Based Compensation Plans,” to PNC’s financial statements in the Form 10-K for the year ended December 31, 2006 (“10-K Note 18”).

This column includes compensation expense related to the deferral of a portion of bonuses for 2003 through 2006 under our 25/25 program, described on page 32, which may consist of restricted shares of our common stock or restricted phantom common stock units (as deferred under our Deferred Compensation Plan). See “Non-Qualified Deferred Compensation for Fiscal 2006” for more information on the deferral of bonuses under the 25/25 program. This column also includes compensation expense related to Mr. Rohr’s special bonus for 2006, as described in more detail on page 33.

This column also includes compensation expense related to grants of incentive share opportunities discussed on pages 35-38. Finally, this column includes compensation expense related to various other grants of restricted stock that vest over time. Mr. Demchak’s amounts include an additional award of restricted shares and a special incentive share opportunity grant, which is discussed on pages 38-39.

Please see “Grants of Plan-Based Awards in 2006” on page 48 for more information regarding the stock awards we granted in 2006. For a discussion of valuation assumptions, please see 10-K Note 18.

(d)	The dollar amounts in this column reflect the compensation expense recognized in 2006 under FAS 123R for multiple stock option grants, on dates ranging from January 6, 2004 to November 28, 2006. Please see “Grants of Plan-Based Awards in 2006” on page 48 for more information regarding the option grants we made in 2006, “Outstanding Equity Awards at 2006 Fiscal Year-End” on pages 50-51 for more information regarding options outstanding at December 31, 2006, and “Option Exercises & Stock Vested in Fiscal 2006” on page 52 for more information regarding total option exercises during 2006. For a discussion of valuation assumptions, please see 10-K Note 18.

(e)	For each officer, the dollar amount in this column equals 75% of the officer’s 2006 bonus. Each officer received the remaining 25% of his 2006 bonus in the form of restricted stock. The 2006 compensation expense for the restricted stock portion for each officer’s bonus is reflected in the “Stock Awards” column and discussed in more detail under footnote (c) and in “Compensation Discussion and Analysis,” beginning on page 27. A similar division of the bonus between cash and restricted stock occurred in 2003, 2004 and 2005 under the 25/25 program, and the compensation expense in 2006 for each of those awards is also reflected in the “Stock Awards” column.

(f)

The dollar amounts in this column include the increase in the actuarial value of our Qualified Pension Plan, ERISA Excess Pension Plan and Supplemental Executive Retirement Plan, as measured from the plan measurement date used for our 2005 audited financial statements to the plan measurement date used for our 2006 audited financial statements. The amounts include both (1) the increase in value due to an additional year of service, compensation increases and plan amendments (if any) and (2) the change in value attributable to interest. We do not pay above-market or preferential earnings on any compensation that is deferred on a basis that is not tax-qualified, including such earnings on non-qualified defined contribution plans. For an additional explanation on how we calculate the earnings on our deferred compensation plans, please see “Non-Qualified Deferred Compensation for Fiscal 2006” on pages 54-55.

(g)	The amounts in this column include: (1) the aggregate incremental cost of perquisites and other personal benefits; (2) the dollar value of matching contributions made by us to the ISP and SISP; (3) the net premiums paid by us in connection with our Key Executive Equity Plan; (4) the executive long-term disability premiums paid by us; and (5) tax reimbursements. For an additional discussion of perquisites, please see “Compensation Discussion and Analysis” at pages 40-41. All amounts listed below are net of any reimbursement to us by each named executive officer. Certain officers participate in our Employee Stock Purchase Plan, which allows participants to purchase our common stock at a 5% discount from the market price. As this plan is available to substantially all employees, this column does not reflect any compensation expense related to such discounted stock purchases.

All Other Compensation

Name	Perquisites & Other Personal Benefits	Registrant Contributions to Defined Contribution Plans	Insurance Premiums	Tax Reimbursements	Total All Other Compensation
James E. Rohr	$46,797	$18,200	$202,420	$4,500	$271,917
Richard J. Johnson	$21,472	$14,231	$26,608	$—	$62,311
William S. Demchak	$54,678	$18,200	$49,335	$—	$122,213
Joseph C. Guyaux	$49,000	$18,200	$24,003	$1,500	$92,703
Timothy G. Shack	$16,867	$18,200	$19,373	$—	$54,440

The dollar amount in the perquisite column includes personal aircraft usage for Messrs. Rohr ($46,797), Guyaux ($36,134) and Demchak ($54,678). We calculate the incremental cost for personal use of the aircraft based on direct operating costs for each hour of flight and including any related pilot expenses. Direct operating costs include the costs of landing and parking, fuel and oil and maintenance. By contract, our maintenance costs are fixed per hour. The other costs are calculated by taking our expenses for the full year and dividing them by total flight hours for the year.

The contributions to defined contribution plans include our matching contribution to the ISP for Messrs. Rohr, Demchak, Guyaux and Shack ($13,200 each) and Johnson ($9,231). It also includes our matching contribution to the SISP for each named executive officer in the amount of $5,000.

The amounts in the insurance premiums column include the 2006 net premiums we pay in connection with our Key Executive Equity Plan on behalf of Messrs. Rohr ($191,477); Johnson ($20,400); Demchak ($40,534); Guyaux ($12,536); and Shack ($8,314). These net premiums represent the full dollar amounts we pay for both the term and non-term portions of this plan, after any officer contributions. The amounts also include the long-term disability premiums we pay on behalf of Messrs. Rohr ($10,943); Johnson ($6,208); Demchak ($8,801); Guyaux ($11,467); and Shack ($11,059).

The amounts in the tax reimbursements column include tax “gross-ups” for dues we pay for club memberships not used exclusively for business purposes.

Grants of Plan-Based Awards in 2006

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards (b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($/Sh)	Closing Market Price on Grant Date ($/Sh)
Name	Grant Date	Thres- hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
								(c)	(d)		(e)	(f)	(g)
James E. Rohr	February 14, 2006	$—	$1,900,000	$7,916,000
	January 23, 2006								275,000		$65.45	$3,064,000	$64.66
	February 15, 2006							15,916				$1,094,000
	March 21, 2006				—	50,000	100,000					$3,189,000
	November 17, 2006								64,313	(r)	$69.38	$619,000	$69.42
	November 17, 2006								26,541	(r)	$69.38	$162,000	$69.42

Richard J. Johnson	July 19, 2006	$—	$340,000	$—
	January 23, 2006								49,500		$65.45	$551,000	$64.66
	February 15, 2006							1,756				$121,000
	March 21, 2006				—	8,000	16,000					$510,000

William S.Demchak	February 14, 2006	$—	$960,000	$3,562,200
	January 23, 2006								110,000		$65.45	$1,225,000	$64.66
	February 14, 2006							52,000				$3,481,000
	February 14, 2006				—	30,000	60,000					$2,008,000
	February 15, 2006							7,474				$514,000
	February 16, 2006								40,110	(r)	$69.66	$412,000	$70.21
	February 27, 2006								10,000	(r)	$70.90	$105,000	$70.98
	March 21, 2006				—	19,000	38,000					$1,212,000
	November 7, 2006								28,512	(r)	$69.67	$276,000	$69.44
	November 28, 2006								58,247	(r)	$69.52	$538,000	$69.60

Joseph C. Guyaux	February 14, 2006	$—	$930,000	$3,958,000
	January 23, 2006								121,000		$65.45	$1,348,000	$64.66
	February 15, 2006							7,612				$523,000
	March 21, 2006				—	19,000	38,000					$1,212,000

Timothy G. Shack	February 14, 2006	$—	$561,000	$2,374,800
	January 23, 2006								82,500		$65.45	$919,000	$64.66
	February 15, 2006							5,230				$359,000
	February 16, 2006								16,071	(r)	$69.66	$165,000	$70.21
	February 16, 2006								11,931	(r)	$69.66	$85,000	$70.21
	March 21, 2006				—	15,000	30,000					$957,000
	August 16, 2006								7,190	(r)	$71.38	$39,000	$71.46
	August 16, 2006								31,451	(r)	$71.38	$356,000	$71.46

(a)	The amounts listed in these columns relate to the bonus opportunity for 2006, as described in footnote (e) to the “Summary Compensation Table” on page 46. The Personnel and Compensation Committee determines the “Target” amount for each officer, based on a multiple of that officer’s base salary at the end of 2006. For officers who are covered employees under §162(m) of the Internal Revenue Code of 1986, as amended, the “Maximum” amount is determined by the Personnel and Compensation Committee based on the pool available to officers as described in the 1996 Executive Incentive Award Plan, a §162(m)-qualified plan. There is no “Maximum” amount for Mr. Johnson, as he is not a §162(m) covered employee. Please see page 33 for a discussion of the bonuses awarded for 2006 and pages 7-12 for a summary of proposed changes to the 1996 Plan.

(b)	The amounts listed in these columns relate to the incentive share opportunities granted in 2006, as described in footnote (c) to the “Summary Compensation Table” on page 46. Mr. Demchak also received a special incentive share opportunity grant. For an additional discussion of the terms and performance goals related to these award opportunities, please see pages 35-39.

As there is no guaranteed minimum payout for these awards, and the Personnel and Compensation Committee has the discretion to decrease any award otherwise payable, we have not included a “Threshold” amount in this column. The “Target” amount represents 100% of the grant and the “Maximum” amount represents 200% of that grant. For all grants, the performance period began on January 1, 2006 and will end on December 31, 2008.

(c)	This column reflects a portion of the bonuses awarded on February 15, 2006 as part of our 25/25 program, which is described on page 32. Under this program, the following officers received shares of our restricted stock in the following amounts: Messrs. Rohr (15,916); Guyaux (7,612); and Johnson (1,756) and the following officers deferred restricted phantom common stock units under our Deferred Compensation Plan in the following amounts: Messrs. Demchak (7,474); and Shack (5,230). The restricted stock portion of the annual incentive awards vests on February 15, 2009.

In addition, as described in footnote (c) to the “Summary Compensation Table” on page 46, Mr. Demchak received an additional grant of 52,000 restricted shares on February 14, 2006. This award vests on February 14, 2009.

(d)	Options marked with the symbol “(r)” indicate that an officer exercised a previously granted option with a “reload” feature in 2006 and received a new stock option grant, shown in this table, as the result of choosing to reload the previously granted option. For more information on reload options, please see page 35.

(e)	The exercise price is calculated using the average of the high and low sale prices of our common stock on the grant date, as reported in The Wall Street Journal.

(f)	The grant date fair values for stock options, restricted stock/units and incentive share opportunities are all calculated in accordance with FAS 123R. See 10-K Note 18 for more information. The grant date fair value for stock options represents 100% of the Black-Scholes valuation. The grant date fair value for restricted stock/units represents the average of the high and low sale prices for our common stock on the grant date. The grant date fair value for incentive share opportunity grants represents the average of the high and low sale prices for our common stock on the grant date, as adjusted for the present value of future dividends. All common stock prices are based on the reported prices in The Wall Street Journal.

(g)	This column represents the closing price of our common stock on the option grant date, as reported in The Wall Street Journal.

Outstanding Equity Awards at 2006 Fiscal Year-End

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)						(b)	(c)	(d)	(c)
James E. Rohr	29,761				$55.47	February 17, 2009	188,015	$13,921,000	102,406	$7,582,000
	210,000	(R)			$74.59	January 4, 2011
	16,810				$70.58	January 31, 2010
	60,778				$70.58	February 19, 2008
	24,384				$70.58	January 6, 2010
	26,768				$65.55	February 17, 2009
	273,000	(R)			$57.10	January 3, 2012
	26,512				$60.65	January 6, 2010
	28,559				$53.10	January 6, 2010
	164,666		82,334		$54.04	January 6, 2014
	71,643				$53.90	January 3, 2013
	34,007				$56.94	February 16, 2010
	40,316				$52.11	January 31, 2010
	82,333		164,667		$53.50	January 25, 2015
	73,832				$53.03	January 3, 2013
	34,519				$58.65	February 16, 2010
	—		275,000		$65.45	January 23, 2016
	—		26,541		$69.38	February 17, 2009
	—		64,313		$69.38	January 3, 2013

Richard J. Johnson	20,000				$43.81	January 3, 2013	13,410	$993,000	16,385	$1,213,000
	6,000		3,000		$54.04	January 6, 2014
	1,333		667		$52.23	April 23, 2014
	6,666		13,334		$53.50	January 25, 2015
	3,333		6,667		$55.37	July 22, 2015
	—		49,500		$65.45	January 23, 2016

William S. Demchak	27,892				$46.23	September 9, 2012	139,532	$10,331,000	98,914	$7,324,000
	63,333		31,667		$54.04	January 6, 2014
	38,000		76,000		$53.50	January 25, 2015
	—		110,000		$65.45	January 23, 2016
	—		40,110		$69.66	January 3, 2013
	—		10,000		$70.90	January 3, 2013
	—		28,512		$69.67	January 3, 2013
	—		58,247		$69.52	September 9, 2012

Joseph C. Guyaux	14,644				$61.75	February 17, 2009	105,444	$7,807,000	38,914	$2,881,000
	63,000	(R)			$74.59	January 4, 2011
	84,000	(R)			$57.10	January 3, 2012
	17,718				$60.35	January 6, 2010
	88,666		44,334		$54.04	January 6, 2014
	44,333		88,667		$53.50	January 25, 2015
	—		121,000		$65.45	January 23, 2016

Outstanding Equity Awards at 2006 Fiscal Year-End—(Continued)

Name	Option Awards						Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	(a)						(b)	(c)	(d)	(c)
Timothy G. Shack	47,250	(R)			$74.59	January 4, 2011	74,670	$5,529,000	30,722	$2,275,000
	10,917				$72.09	January 6, 2010
	609				$72.09	February 17, 2009
	11,395				$72.21	February 17, 2009
	7,974				$72.21	February 19, 2008
	9,869				$68.12	February 19, 2008
	68,250	(R)			$57.10	January 3, 2012
	11,988				$60.65	January 6, 2010
	13,469				$49.45	January 6, 2010
	17,888				$54.04	January 3, 2013
	4,446		20,584		$54.04	January 6, 2014
	23,750		47,500		$53.50	January 25, 2015
	9,273				$57.05	February 16, 2010
	17,603				$57.05	January 3, 2013
	—		82,500		$65.45	January 23, 2016
	—		11,931		$69.66	February 17, 2009
	—		16,071		$69.66	January 3, 2013
	—		7,190		$71.38	February 19, 2008
	—		31,451		$71.38	January 6, 2014

(a)	Options marked with the symbol “(R)” indicate that an officer may still exercise the “reload” feature of this previously granted option, but has not yet done so. For more information on reload options, please see page 35.

(b)	This column includes shares of our restricted stock or restricted phantom common stock units deferred under our Deferred Compensation Plan, as well as the restricted stock portion of our bonuses under the 25/25 program, which is described on page 32.

(c)	The market value of restricted stock awards or restricted phantom common stock units outstanding is calculated using our common stock closing price of $74.04 as of December 31, 2006, as reported in The Wall Street Journal.

(d)	This column reflects the “Maximum” amount that would have been paid under the 2006 incentive share opportunity grants had the three-year performance period ended on December 31, 2006. This projected amount was calculated based solely on our financial performance for 2006, the first year of the three-year performance period, plus dividends for that year. Actual payouts, if any, will not be determined until early 2009 and may be substantially less than the amounts listed in this column. For Mr. Demchak, his amount also includes the special incentive share opportunity granted in 2006. Please see footnote (c) to the “Summary Compensation Table” on page 46 and footnote (b) of “Grants of Plan-Based Awards in 2006” on pages 48-49, as well as pages 35-39 of “Compensation Discussion and Analysis.”

Option Exercises & Stock Vested in Fiscal 2006

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
	(a)	(b)	(c)	(d)
James E. Rohr	177,615	$3,793,000	176,119	$12,038,000
Richard J. Johnson	—	—	2,500	$177,000
William S. Demchak	172,108	$4,280,000	89,638	$6,138,000
Joseph C. Guyaux	240,129	$5,676,000	104,116	$7,126,000
Timothy G. Shack	126,716	$2,210,000	76,532	$5,237,000

(a)	If an officer exercised options with “reload” features in 2006, this column includes the gross amount of shares received by the officer in connection with the exercise of the reloaded option. For more information on reload options, please see page 35.

(b)	The dollar amount in this column includes the value realized upon the exercise of various options throughout 2006. This amount was computed by determining the difference between the average of the high and low sales prices of our common stock on the date of exercise (as reported in The Wall Street Journal), less the exercise price.

(c)	The number of shares in this column includes shares that vested and were withheld for tax purposes. The number of shares also includes 7,085 restricted phantom common stock units previously deferred by Mr. Demchak.

(d)	The dollar amount in this column includes the value realized upon the release of one-half of the shares under our 2003 and 2004 incentive share opportunity programs, the vesting of restricted stock (or deferral of restricted phantom common stock units) awarded in 2003 as part of the bonus program, and the value realized upon the vesting of various other restricted stock grants from September 9, 2002 to July 1, 2003.

Pension Benefits at 2006 Fiscal Year-End

Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit
	(a)	(b)	(c)
James E. Rohr	Qualified Pension Plan	34	$926,603
	ERISA Excess Pension Plan	34	$3,715,877
	Supplemental Executive Retirement Plan	34	$14,151,898

	TOTAL		$18,794,378

Richard J. Johnson	Qualified Pension Plan(d)	4	$31,938
	ERISA Excess Pension Plan(d)	4	$31,379
	Supplemental Executive Retirement Plan(d)	4	$17,061

	TOTAL		$80,378

William S. Demchak	Qualified Pension Plan(d)	4	$28,729
	ERISA Excess Pension Plan(d)	4	$108,633
	Supplemental Executive Retirement Plan(d)	4	$130,664

	TOTAL		$268,026

Joseph C. Guyaux	Qualified Pension Plan	34	$630,335
	ERISA Excess Pension Plan	34	$929,724
	Supplemental Executive Retirement Plan	34	$1,870,909

	TOTAL		$3,430,968

Timothy G. Shack	Qualified Pension Plan	30	$568,769
	ERISA Excess Pension Plan	30	$761,058
	Supplemental Executive Retirement Plan	30	$1,403,532

	TOTAL		$2,733,359

(a)	No payments were made under any of these plans during fiscal 2006.

(b)	The number of years of service is computed as of the same plan measurement date used for financial statement reporting with respect to our 2006 audited financial statements.

(c)	The present values shown here are computed as of December 31, 2006 in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 87, Employers’ Accounting for Pensions (FAS 87), as specified in the SEC regulations and do not necessarily reflect the amounts to which the executive officers would be entitled under the terms of these plans as of December 31, 2006.

(d)	These benefits do not vest until the fifth anniversary of an employee’s employment, which would be December 2007 in the case of Mr. Johnson and September 2007 in the case of Mr. Demchak. With respect to the Supplemental Executive Retirement Plan, benefits will vest before the fifth anniversary if an executive officer’s employment terminates following a change of control, either for good reason by the officer or without cause by the employer.

Non-Qualified Deferred Compensation for Fiscal 2006

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year	Aggregate Earnings in Last Fiscal Year	Aggregate Balance at Last Fiscal Year-End
	(a)	(b)	(c)	(d)
James E. Rohr	$148,800	$5,000	$1,168,913	$6,237,986
Richard J. Johnson	$304,674	$5,000	$144,174	$1,267,953
William S. Demchak	$1,633,859	$107,713	$1,053,319	$7,150,589
Joseph C. Guyaux	$56,944	$5,000	$370,348	$3,286,024
Timothy G. Shack	$339,800	$76,875	$194,989	$1,546,785

(a)	The dollar amounts in this column include the value of the contributions made by the executive to our SISP in the following amounts: Messrs. Rohr ($148,800); Johnson ($42,105); Demchak ($72,102); Guyaux ($56,944); and Shack ($52,300) and under our Deferred Compensation Plan for Messrs. Johnson ($262,569) and Demchak ($1,150,907). This column also includes the dollar value of amounts deferred under our Deferred Compensation Plan as restricted phantom common stock units under the bonus program for Messrs. Demchak ($410,850) and Shack ($287,500).

(b)	The dollar amounts in this column include the value of matching contributions ($5,000 each) made pursuant to our SISP. This column also includes the dollar value of the 25% premium for amounts deferred under our Deferred Compensation Plan as restricted phantom common stock units under the bonus program for Messrs. Demchak ($102,713) and Shack ($71,875).

(c)	Participants investing in the SISP have the same investment options as participants in our ISP, which is a contributory, qualified, defined contribution plan that covers substantially all of our employees. The ISP is a 401(k) plan and employee contributions under both the ISP and SISP are invested in a number of investment options, including several publicly available mutual funds (including BlackRock mutual funds), proprietary PNC investment funds, and a PNC common stock fund, all at the direction of the employee.

Employees eligible to defer compensation under our Deferred Compensation Plan have many of the same investment options available to participants in the ISP and SISP. Investments under our Deferred Compensation Plan are considered “deemed” investments and invested on a phantom basis. In addition, employees eligible to defer under the Deferred Compensation Plan have seven additional investment options, consisting of BlackRock mutual funds. The investment options with listed ticker symbols are available for investment by the general public. For 2006, the fund choices for the ISP, the SISP and the Deferred Compensation Plan, and their annual rates of return, were as follows:

Fund	Ticker Symbol	Deferred Compensation Plan	ISP/SISP	2006 Annual Rate of Return
AM EuroPacific Growth Fund R5	RERFX	✓	✓	22.17%
American Beacon Small-Cap Value	AVFIX	✓	✓	14.68%
BlackRock Asset Allocation Portfolio	PBAIX	✓		10.39%
BlackRock High Yield Bond Portfolio	BRHYX	✓	✓	11.68%
BlackRock Intermediate Government Bond Portfolio	PNIGX	✓		4.10%
BlackRock International Bond Portfolio	CINSX	✓		6.17%
BlackRock International Opportunities Portfolio	BISIX	✓		31.88%
BlackRock Investment Trust Fund	PNEIX	✓		14.33%
BlackRock Liquidity Funds TempFund	TMPXX	✓	✓	5.01%
BlackRock Managed Income Portfolio	PNMIX	✓		4.09%
BlackRock Mid-Cap Growth Equity Portfolio	CMGIX	✓	✓	6.55%
BlackRock Small-Cap Growth Equity Portfolio	PSGIX	✓	✓	19.05%
BlackRock Total Return Portfolio II	CCBBX		✓	4.33%
BlackRock U.S. Opportunities Portfolio	BMCIX	✓		18.79%
CRM Mid-Cap Value Fund	CRIMX	✓	✓	17.26%
Dodge & Cox Stock Fund	DODGX	✓	✓	18.53%
Harbor Capital Appreciation Fund	HACAX	✓	✓	2.33%
ISP Aggressive Profile Fund	n/a		✓	17.37%
ISP Conservative Profile Fund	n/a		✓	8.85%
ISP Moderate Profile Fund	n/a		✓	12.81%
PNC Common Stock Fund	PNC	✓	✓	19.81%
PNC Investment Contract Fund	n/a	✓	✓	4.79%
Vanguard Institutional Index	VINIX	✓	✓	15.78%

(d)	The dollar amounts in this column are calculated by taking the aggregate balance at the end of fiscal year 2005 and adding the totals in columns (a), (b) and (c) to that balance. The aggregate balance at the end of fiscal year 2006 includes any unrealized gains and losses on investments.

These amounts include restricted phantom common stock units issued under our 25/25 program in lieu of restricted stock as a result of deferral elections made by executive officers.

Potential Payments Upon Termination of Employment and Change of Control

Depending on the circumstances of termination of employment, the named executive officers receive various forms of post-employment compensation or post-employment benefits. The factors that influence the amount and nature of post-employment compensation and benefits include whether the termination resulted from death or disability, termination by the executive officer or by the company and, if by the company, whether without cause or for cause. They also include whether or not the termination followed a change of control. (Changes of control also result in some benefits without a termination of employment.) In addition, resignations by retirement-eligible employees are treated as retirements, as are terminations of retirement-eligible employees by PNC without cause, which treatment affects post-employment compensation and benefits. For these purposes, “retirement-eligible” means a person who is at least 55 years old and has at least five years of service with us. As of December 31, 2006, Messrs. Rohr, Guyaux and Shack were retirement eligible; Messrs. Johnson and Demchak were not. Most of our executive officers are eligible to participate in the plans and benefits described below, many of which are also available on a broader basis to other employees.

Standard Retirement Benefits and Deferred Compensation. Our named executive officers each participate in our qualified cash balance pension plan, our excess pension plan, our supplemental retirement benefit plan, our incentive savings plan (the ISP, or 401(k) plan), our supplemental incentive savings plan (the SISP) and our Deferred Compensation Plan. Please see “Compensation Discussion and Analysis” at pages 39-40. These benefits are all earned while the participant is employed by PNC in respect of services to PNC. As a result, entitlement to these benefits, including the amount of the benefit following termination of employment, is not dependent on the circumstances of termination, with the following exception. In the case of Mr. Rohr, his supplemental retirement benefit plan is higher in the event of his death than in any other circumstance of termination of employment. Assuming a death or other termination of employment on December 31, 2006, the present value of his benefit under this plan determined using plan provisions would have been $3,023,498 higher in the case of death as compared to all other forms of termination.

Unvested Equity. Regardless of whether the executive officer is subsequently terminated, upon a change of control, his unvested restricted stock (including restricted stock issuable under the 25/25 program but deferred in the form of restricted phantom common stock units) and options vest, as does a pro rata portion of his outstanding incentive share opportunities at the higher of target or actual performance, using performance through the end of the prior quarter to determine the performance factor. In the case of termination by the surviving company without cause or resignation by the executive officer with good reason following a change of control, the executive officer will have the right to exercise his options for a period of three years but not extending past the original option termination date.

Generally, a named executive officer’s equity-based compensation is forfeited upon a termination of employment, except as follows. Upon death, his equity-based compensation is treated in an identical fashion as upon a change of control, except that his entitlement to a portion of his outstanding incentive share opportunities (calculated substantially the same as in the case of a change of control) is subject to committee discretion and his options generally remain exercisable until the original option termination date. Upon retirement, a portion of his outstanding stock options (those granted more than one year prior to the retirement) are not forfeited but continue in effect in accordance with their original terms. In the case of stock options granted more than six months but less than one year prior to retirement, one-third continue in effect in accordance with their original terms with the remainder being forfeited. In addition, in the case of retirement, the committee has the discretion to permit all or a portion of the restricted stock to vest on schedule or to accelerate vesting and also has the discretion to award an amount, payable on the originally scheduled payment date, in respect of incentive share opportunities (subject in the latter case to a cap substantially equal to the amount specified above in the event of death). Upon termination for disability, his outstanding options vest, and he has three years to exercise them (but not past the original option termination date), restricted shares are treated the same as in the case of retirement, and the committee has the discretion to award an amount, payable on the originally scheduled payment date, equal to the full incentive share opportunity, without proration.

Severance Benefits. We do not have a plan or program under which a named executive officer whose employment terminates is generally entitled to severance compensation, although the committee has the discretion to provide severance compensation. However, if, within three years of a change of control of PNC, a named executive officer is terminated by the surviving company without cause or resigns with good reason, he is entitled to severance compensation under our change of control severance agreements. These agreements, which are described under “Compensation Discussion and Analysis—Change of Control Arrangements,” provide for a cash payment computed by reference to various components of the named executive officer’s compensation, as well as continuation of benefits under, or cash payments computed by reference to, some of our retirement and health and welfare benefit plans. These agreements also require a payment to the named executive officer to reimburse him for any excise taxes on severance or other benefits that are considered excess parachute payments under the Internal Revenue Code.

Change of Control Benefits. The table on page 58 summarizes for each of the named executive officers the compensation and benefits that he would have received if there had been a change of control of PNC and his employment had been terminated by the surviving company without cause or by the named executive officer with good reason, with both assumed to have occurred on December 31, 2006. To the extent relevant, the amounts in the table assume a PNC stock price of $74.04, the most recent closing price for our stock on that date. The compensation and benefits shown in this table reflect the terms of the plans, programs and agreements described above in this section.

If we computed these amounts using a different date, even one only slightly different, the change in the amounts shown could be significant. For example, each of these executive officers received new equity awards in January and February 2007 and other equity awards vested during that period, all of which would impact the amounts shown if we had calculated the amounts based on a February 2007 change of control and termination date. Also, several of the items shown (in particular under “Cash Severance” and “Excise Tax Gross-Up”) depend on compensation received over a period of time and thus can be impacted by the point in time when they are measured.

As noted above, the benefits listed in the table under “Acceleration of Unvested Equity” are received upon the change of control itself and do not require termination of employment, while the other benefits require a qualifying termination of employment. In addition, it is possible that an Excise Tax Gross-Up payment could be required to be made if there was a change of control even without a qualifying termination of employment.

The amounts shown under “Restricted Stock” are the market value of restricted stock held by the named executive officer on December 31, 2006, including restricted stock issuable under the 25/25 program but deferred in the form of restricted phantom common stock units. The amounts shown under “Incentive Share Opportunity” and, in the case of Mr. Demchak, “Special Incentive Share Opportunity” are the amounts determined by applying actual performance to the relevant performance metrics (see pages 35-39 of “Compensation Discussion and Analysis”), prorated one-third for the passage of the first year of these three-year award opportunities, and then adjusted by a transition factor to reflect the transition that began in 2006 with the committee’s decision to grant incentive share opportunities annually rather than every three years, with the amounts of the annual grants being relatively smaller as a result. The transition factor is only applied in connection with changes of control and not in connection with any other potential accelerated vesting situation (such as those resulting from death or retirement). The transition factor was 3x from 2006 until the grant date of additional incentive share opportunities in early 2007, and will be 1.5x from the grant date of the 2007 incentive share opportunities through the grant date of any additional incentive share opportunities in early 2008, at which point there will no longer be a transition factor.

The amounts shown under “Unexercisable Options” are the aggregate for each named executive officer of the excess of the market price over the exercise price for all of his unvested options. The other amounts shown are computed in accordance with the terms of the change of control severance agreements. “Perquisites Allowance” is based on any specific perquisite allowance (such as an auto allowance) to which the executive officer was entitled during 2006, as well as the use of financial consulting services. It does not include all of the perquisites an executive officer received in 2006. See pages 40-41 of “Compensation Discussion and Analysis.”

Potential Change of Control Payments

	Mr. Rohr	Mr. Johnson	Mr. Demchak	Mr. Guyaux	Mr. Shack
Change of Control Severance Benefits
Bonus for Year of Separation	$1,900,000	$340,000	$960,000	$930,000	$561,000
Cash Severance	$16,035,718	$2,969,116	$7,361,364	$7,812,619	$5,455,726
Enhanced Retirement Benefit (Defined Benefit and Defined Contribution Plans)	$5,948,621	$105,938	$375,613	$1,862,969	$1,295,588
General Health and Welfare Benefits	$22,515	$19,411	$22,515	$21,355	$22,515
Perquisites Allowance	$91,860	$52,860	$52,860	$62,262	$52,860

Change of Control Severance Benefits	$23,998,714	$3,487,325	$8,772,352	$10,689,205	$7,387,689

Acceleration of Unvested Equity
Restricted Stock	$12,899,915	$726,036	$8,851,704	$7,807,074	$4,865,761
Incentive Share Opportunity	$7,582,140	$1,213,145	$2,881,193	$2,881,193	$2,274,657
Special Incentive Share Opportunity	—	—	$1,480,800	—	—
Unexercisable Options	$7,815,945	$898,390	$3,735,007	$3,747,895	$2,322,045

Total Unvested Equity	$28,298,000	$2,837,571	$16,948,704	$14,436,162	$9,462,463

Excise Tax Gross-Up	$12,926,843	$2,040,580	$6,695,558	$5,850,349	$3,963,703

Total Benefits	$65,223,557	$8,365,476	$32,416,614	$30,975,716	$20,813,855

Director Compensation for Fiscal 2006

Mr. Rohr receives no additional compensation for serving as a PNC director. All other directors are paid under compensation schedules approved by the Nominating and Governance Committee. The committee reviews the directors’ compensation schedules annually, with the help of Towers Perrin, a nationally recognized compensation consultant. If a director performs extraordinary service, the Nominating and Governance Committee may approve special compensation for that director.

The elements of the directors’ 2006 compensation program are explained below. The Nominating and Governance Committee will conduct its annual compensation review on April 24, 2007 after the annual meeting of shareholders. The committee may decide to revise the schedules shown below at that meeting or at another meeting.

Annual Retainer Schedule

Retainer for each Director	$45,000
Committee Chair’s retainer, for each Committee chaired	$10,000
Additional retainer for Chairs of the Audit and Risk Committees	$10,000
Presiding Director’s retainer	$10,000

Meeting Fee Schedule

Each Board meeting, except quarterly telephonic dividend meetings	$1,500
Each quarterly telephonic dividend meeting	$750
For each of the first six meetings held annually by each Committee or Subcommittee on which the Director serves	$1,500
For the seventh and each succeeding meeting held annually by each Committee or Subcommittee on which the Director serves	$2,000

2006 Equity-Based Grants

Value of January 3, 2007 annual grant of PNC common stock under the 1992 Director Share Incentive Plan*	$5,035
Value of 1,300 deferred stock units awarded to each Director’s account under the Outside Directors Deferred Stock Unit Plan as of April 25, 2006	$90,129

*	PNC recognized compensation expense under FAS 123R in 2006 for this 2007 grant.

Deferred Compensation Plans. Our non-management directors are eligible to participate in the two deferred compensation plans described in this table:

Directors Deferred Compensation Plan	Outside Directors Deferred Stock Unit Plan
• Voluntary deferral of retainers and meeting fees	• No voluntary deferrals by directors; Nominating and Governance Committee makes awards of deferred stock units

• Minimum annual deferral of $11,250 • Can choose investment in an interest rate alternative (10-year Treasury note) or phantom shares of PNC common stock	• Deferred stock unit is a phantom share of PNC common stock; no investment alternatives are offered

• Director chooses payout date and beneficiary	• Director chooses beneficiary and payout date, which generally can’t be before retirement from the Board or age 70

• Each phantom share tracks the value of a share of PNC common stock and receives deemed dividends, but has no voting rights	• Each deferred stock unit tracks the value of a share of PNC common stock and receives deemed dividends, but has no voting rights

• Distributions from plan made only in cash	• Distributions from plan made only in cash

Other Director Benefits. Our directors are generally entitled to the following benefits:

•

Directors may choose to participate in the PNC Directors Charitable Matching Gift Program. A director’s personal gifts to qualifying charities are matched up to an aggregate limit of $5,000 per year. Mr. Rohr is not eligible to participate in this charitable matching gift program; however, he is eligible to participate in a PNC employee charitable matching gift program that currently has an annual aggregate limit of $2,500.

•	We pay for various insurance policies that protect directors and their families from personal loss connected with Board service.

•	We pay for our directors’ travel, lodging, meals and other expenses connected with their Board service.

•

Directors may also receive incidental benefits because they serve on our Board. These benefits include: holiday gifts; tickets to sports, cultural, social and other events; and travel on corporate aircraft for personal purposes in very limited circumstances, such as a family emergency or when a seat is available on a trip already planned by one of our officers.

With respect to fiscal year 2006, the compensation provided to directors was as follows:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	All Other Compensation	Total
(a)	(b)	(c)	(d)	(e)
Paul W. Chellgren	$126,000	$95,164	$5,115	$73,691	$299,970
Robert N. Clay	$72,000	$95,164	$5,115	$43,306	$215,585
J. Gary Cooper	$87,750	$95,164	$5,115	$13,126	$201,155
George A. Davidson, Jr.	$88,500	$95,164	$5,115	$30,938	$219,717
Kay Coles James	$59,184	$95,164	$—	$1,942	$156,290
Richard B. Kelson	$94,500	$95,164	$5,115	$22,061	$216,840
Bruce C. Lindsay	$96,000	$95,164	$5,115	$27,627	$223,906
Anthony A. Massaro	$83,000	$95,164	$5,115	$17,666	$200,945
Thomas H. O’Brien	$40,500	$90,129	$5,115	$22,011	$157,755
Jane G. Pepper	$71,250	$95,164	$5,115	$23,741	$195,270
Lorene K. Steffes	$72,000	$95,164	$5,115	$20,374	$192,653
Dennis F. Strigl	$93,000	$95,164	$5,115	$30,397	$223,676
Stephen G. Thieke	$93,500	$95,164	$5,115	$14,939	$208,718
Thomas J. Usher	$112,500	$95,164	$5,115	$50,440	$263,219
George H. Walls, Jr.	$72,184	$95,164	$—	$2,177	$169,525
Milton A. Washington	$18,500	$—	$5,115	$15,299	$38,914
Helge H. Wehmeier	$72,000	$95,164	$5,115	$41,802	$214,081

(a)	On April 25, 2006, Mr. Washington retired as a director of PNC and our principal banking subsidiary, PNC Bank, National Association. In accordance with our Corporate Governance Guidelines, which provide that any person age 70 or older shall not be nominated for re-election as a director, Mr. Washington was not nominated for re-election at the annual meeting of shareholders held on that date. Effective September 29, 2006, Mr. O’Brien resigned from the Board of Directors of PNC and PNC Bank. In accordance with the age limit set forth in our Corporate Governance Guidelines, Mr. O’Brien would not have been eligible to stand for re-election in 2007. Mr. O’Brien, who also was a director of BlackRock, Inc., resigned before the expiration of his current term so that he could continue his service at BlackRock with the status of an independent director and serve as Chairman of BlackRock’s Nominating and Governance Committee following the closing, as of September 29, 2006, of the transaction between BlackRock and Merrill Lynch Investment Managers. Ms. James and Mr. Walls joined the Board upon their election at the annual shareholders meeting held on April 25, 2006.

(b)	This column includes the annual retainer for directors, 2006 Board and committee meeting fees, and the following fees deferred under our Directors Deferred Compensation Plan, a non-qualified defined contribution plan: Messes. James ($6,563); Pepper ($10,000); and Steffes ($15,025); and Messrs. Chellgren ($125,250); Cooper ($41,250); Lindsay ($79,250); Strigl ($89,750); Thieke ($10,000); Usher ($111,750); Walls ($32,250); and Washington ($6,000).

(c)	The dollar values in this column include the recognized compensation expense for 2006, as described in FAS 123R, for 1,300 deferred stock units awarded to each director’s account under our Outside Directors Deferred Stock Unit Plan as of April 25, 2006 and 68 shares awarded to each Director on January 3, 2007 under the 1992 Director Share Incentive Plan.

(d)	The dollar values in this column include the recognized compensation expense for 2006, as described in FAS 123R, for 2,000 options granted to each director on April 26, 2005. We did not grant any stock options to directors in 2006.

(e)	This column reflects matching gifts made by us to charitable organizations on behalf of the following directors: Messes. Pepper ($5,000) and Steffes ($1,550); and Messrs. Chellgren ($5,000);

Clay ($5,000); Cooper ($1,000); Davidson ($5,000); Kelson ($5,000); Lindsay ($5,000); Massaro ($5,000); O’Brien ($5,000); Strigl ($5,000); Thieke ($5,000); Usher ($5,000); and Wehmeier ($5,000). This column also includes income under the Director Deferred Compensation Plan and Director Deferred Stock Unit Plan in the following amounts: Messes. James ($1,508); Pepper ($18,307); Steffes ($18,390); and Messrs. Chellgren ($56,440); Clay ($37,872); Cooper ($11,692); Davidson ($25,504); Kelson ($16,627); Lindsay ($22,193); Massaro ($12,232); O’Brien ($6,891); Strigl ($24,953); Thieke ($9,505); Usher ($45,006); Walls ($1,743); Washington ($15,299); and Wehmeier ($36,368), and dividend income of $9,232 for Mr. Chellgren under the PNC Bank Kentucky, Inc. Directors Deferred Compensation Plan. This column also includes the following costs associated with personal aircraft usage by a director or his or her guest: Messrs. Chellgren ($2,585) and O’Brien ($10,120). The amount in this column also includes the value of a holiday gift basket provided to each current director at the end of the year.

Our Common Stock Holdings Requirement For Non-Management Directors. Our Board has adopted a common stock purchase requirement providing that each non-management director must annually purchase or otherwise acquire PNC common stock or phantom common stock in an amount at least equal to twenty-five percent of the annual retainer fee then in effect. This required purchase amount currently equals $11,250. A director may satisfy this requirement through open market purchases, participation in our Dividend Reinvestment and Stock Purchase Plan or investments in phantom shares of common stock in the Directors Deferred Compensation Plan. Any non-management director who holds at least 5,000 shares of PNC common stock and/or phantom common stock units as of the last business day of the preceding calendar year is not subject to this requirement. Each non-management director subject to the requirement has complied, or, in the case of a director who joined the Board in 2006, has committed to comply, with it.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table, under the caption “Common Stock Ownership,” sets forth information concerning the beneficial ownership of common stock as of February 28, 2007 by each director and nominee for election as a director, each of the executive officers named in the “Summary Compensation Table” on page 45 and all directors, nominees and executive officers as a group. Except as otherwise noted, each individual exercises sole voting and investment power over the shares of common stock shown. The column captioned “Common Stock Unit Ownership” shows phantom or deferred common stock units owned by the individual or group through the compensation or benefit plan identified in the corresponding footnote. The information in this column is not required by SEC regulations because the common stock units can be settled only in cash and carry no voting rights. Nevertheless, we believe that this information provides a more complete picture of the financial stake that our directors and executive officers have in our company.

We determine the number of shares of shown under the “Common Stock Ownership” column as beneficially owned by each director and executive officer pursuant to SEC regulations and the information is not necessarily indicative of beneficial ownership for any other purpose. For purposes of the “Common Stock Ownership” column, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power. We also include any shares of common stock that the individual has the right to acquire within 60 days of February 28, 2007, through the exercise of any option, warrant or right.

Name	Common Stock Ownership* (Amount and Nature of Beneficial Ownership) (#)		Common Stock Unit Ownership (#)
(a)	(b)		(c)
Richard O. Berndt	—		—
Charles E. Bunch	—		—
Paul W. Chellgren	23,479	(1)(2)	28,675	(a)(b)
Robert N. Clay	15,776	(3)	18,739	(a)(b)
J. Gary Cooper	6,452	(4)	6,617	(a)(b)
George A. Davidson, Jr.	25,827	(2)	12,830	(a)
William S. Demchak	383,994	(5)(6)(9)	29,980	(c)(d)
Joseph C. Guyaux	432,664	(5)(6)(7)(9)	1,447	(d)
Kay C. James	83		1,488	(a)(b)
Richard J. Johnson	82,932	(5)(6)	5,599	(c)(d)
Richard B. Kelson	6,443	(4)	8,588	(a)(b)
Bruce C. Lindsay	21,682	(2)	11,947	(a)(b)
Anthony A. Massaro	8,623	(4)	6,489	(a)(b)
Jane G. Pepper	16,659	(2)	9,527	(a)(b)
James E. Rohr	1,949,174	(5)(6)(8)	84,882	(c)(d)
Timothy G. Shack	412,367	(5)(9)	9,234	(d)
Donald J. Shepard	—		—
Lorene K. Steffes	15,860	(2)(9)	7,688	(a)(b)
Dennis F. Strigl	15,533	(2)	10,202	(a)(b)
Stephen G. Thieke	7,472	(4)(9)	5,322	(a)(b)
Thomas J. Usher	20,958	(2)	23,069	(a)(b)
George H. Walls, Jr.	168		1,896	(a)(b)
Helge H. Wehmeier	28,376	(2)	18,022	(a)(b)
Plus six remaining executives officers	1,062,904	(5)(6)(9)(10)	24,712	(c)(d)
Directors, nominees and executive officers as a group (29 persons)	4,537,426	(11)	326,953
*	As of February 28, 2007, there were 293,403,508 shares of PNC common stock issued and outstanding. The number of shares of common stock held by each individual is less than 1% of the outstanding shares of common stock; the total number of shares of common stock held by the group is approximately 1.53% of the class. These percentages were calculated by adding shares subject to employee or non-employee director stock options to the foregoing number if the options were either exercisable as of February 28, 2007 or exercisable within 60 days of that date. No director, nominee or executive officer beneficially owns shares of PNC preferred stock.
(1)	Includes shares held in PNC Bank Kentucky Deferred Compensation Plan.
(2)	Includes 14,000 shares subject to non-employee director non-statutory exercisable stock options.
(3)	Includes 8,000 shares subject to non-employee director non-statutory exercisable stock options.
(4)	Includes 6,000 shares subject to non-employee director non-statutory exercisable stock options.

(5)	Includes shares subject to employee nonstatutory stock options held by the executive officers and exercisable as of April 29, 2007. The shares subject to such options are as follows: Rohr (1,454,221); Johnson (64,166); Demchak (209,668); Guyaux (338,051); and Shack (328,117). The aggregate number of shares subject to such options for the remaining six executive officers is 704,716.

(6)	Includes shares held in our ISP.

(7)	Includes 18 shares held indirectly as custodian for grandchild.

(8)	Includes 472 shares held indirectly as custodian for daughter; 58,200 shares owned by spouse; and 3,555 shares held as assets of a grantor retained annuity trust.

(9)	Includes shares held jointly with spouse.

(10)	Includes, for an executive officer not named in the table, six shares held indirectly by the executive officer’s spouse as custodian for a daughter, as to which six shares the individual disclaims beneficial ownership.

(11)	Includes, for 13 non-employee directors, an aggregate total of 144,000 shares subject to director nonstatutory exercisable stock options. Also includes the text of footnotes (1) through (10).

(a)	Includes phantom common stock units credited to an account established under the Outside Directors Deferred Stock Unit Plan.

(b)	Includes phantom common stock units credited to an account established under the Directors Deferred Compensation Plan.

(c)	Includes phantom common stock units held in our SISP.

(d)	Includes phantom common stock units held in our Deferred Compensation Plan.

Security Ownership of Certain Beneficial Owners. As of March 9, 2007, based solely on Schedules 13D and 13G filed with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), the following persons are known by us to be the beneficial owners of more than five percent of our common stock. The numbers shown on the table represent holdings as of December 31, 2006 and should be interpreted in light of the related footnotes.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
UBS AG(1) Bahnhofstrasse 45 PO Box CH-8021 Zurich, Switzerland	15,614,577	(2)	5.3	%(2)

(1)	According to the Schedule 13G filed by UBS AG with the SEC, the shares of our common stock are beneficially owned by the UBS Global Asset Management business group of UBS AG on behalf of its clients, and does not reflect securities, if any, beneficially owned by any other division or business group of UBS.
(2)	UBS AG disclaims beneficial ownership of these shares of common stock pursuant to Rule 13d-4 of the Securities Exchange Act of 1934, as amended.

TRANSACTIONS INVOLVING DIRECTORS AND EXECUTIVE OFFICERS

This section discusses the various relationships between us (or our subsidiaries) and our directors, executive officers and/or their affiliated entities. Certain of these persons or entities were customers of, and had transactions with, us during 2006. Finally, this section describes the various policies we have in place to monitor and analyze “related party” transactions.

Transactions with Directors

The following is a summary of the transactions between PNC and our directors and/or their affiliated entities. Except as discussed on page 16 with respect to Mr. Berndt, all of these transactions meet our categorical standards for independence under the New York Stock Exchange rules; none of them meet the NYSE’s bright-line tests for non-independence.

Customer Relationships. In the ordinary course of business, we provide certain financial services to most of our directors (including directors who retired or resigned in 2006) and to some of their immediate family members and affiliated organizations. These services are provided on substantially the same terms and conditions, including price, as would be available to similarly situated customers. We also provide extensions of credit to certain of our directors, immediate family members and affiliated organizations. These extensions of credit are governed by Regulation O, and we discuss Regulation O and our processes for managing transactions governed by Regulation O on page 69.

Business Relationships. In the ordinary course of business, we may enter into relationships with, or receive services from, entities affiliated with our directors or nominees, or their immediate family members, including the following:

Mr. Berndt is the Managing Partner of the law firm of Gallagher, Evelius & Jones LLP. This law firm has historically provided legal services to Mercantile Bankshares Corporation, which we acquired in March 2007.

Mr. Shepard is Chief Executive Officer of AEGON N.V, an insurance company. PNC engages in ordinary course business relationships with AEGON or its subsidiaries (collectively, “AEGON”). PNC and Mercantile have purchased bank-owned life insurance from AEGON, and we have purchased a substantial amount of bank-owned life insurance through a broker that was recently acquired by AEGON. In addition, we offer to our clients certain of AEGON’s fixed and variable annuity and life insurance products.

Mr. Strigl is employed by Verizon Communications, which provides certain telecommunications services to us. These services are provided to us in the ordinary course of business.

Certain Charitable Contributions. Ms. Pepper is employed by an organization that has received contributions from us or the PNC Foundation that do not exceed the thresholds described in our categorical standards of independence. We also make contributions to charitable organizations where our directors serve as directors or trustees but not executive officers.

Family Relationships

There is no family relationship as defined in the SEC’s regulations between any executive officer or director and any other executive officer or director. Family relationships exist between certain of

PNC’s executive officers or directors and some of the approximately 24,000 employees of PNC and its various subsidiaries. These employees participate in compensation and incentive plans or arrangements on the same basis as other similarly situated employees. Specific information concerning the compensation paid during 2006 to certain of these employees is provided below.

Norma Hajduk, a Senior Vice President and National Sales Manager of a subsidiary of PNC Bank, National Association, is the sister of Timothy G. Shack, Executive Vice President and Chief Information Officer of PNC. For 2006, Ms. Hajduk received a salary of $180,000 and a bonus of $182,340. In addition, during 2006, she was granted 600 nonstatutory stock options and was awarded 480 restricted shares of PNC common stock.

Adam M. Shack is the son of Timothy G. Shack, Executive Vice President and Chief Information Officer of PNC. For 2006, Mr. Shack received salary and commissions of $231,659 from BlackRock.

Thomas H. O’Brien, Jr. was a Vice President and senior investment associate of PNC Equity Management Corp, a PNC subsidiary engaged in private equity activities, until June 5, 2004, the effective date of his resignation. Mr. O’Brien, Jr. is the son of Thomas H. O’Brien, a former director and retired Chairman and Chief Executive Officer of PNC. Although Mr. O’Brien, Jr. is no longer an employee, he continues to be a participant in two plans pursuant to which employees invest indirectly in two investment partnerships that PNC Equity Management Corp has established. Participants share in the investment returns, profits and, in one case, fees earned by those general partners, although Mr. O’Brien, Jr. does not receive any fees. These programs were implemented beginning in 1999 and generally contain features found in similar plans at other financial services firms. Mr. O’Brien, Jr. has committed to contribute an aggregate of $117,955 under the investment plans (of which 99% had been invested as of December 31, 2006). Mr. O’Brien, Jr. received aggregate cash distributions of $274,478 during 2006 pursuant to such plans, of which $45,761 is being held in escrow and will be distributed to him if the conditions specified in the escrow agreement are satisfied. In addition, Mr. O’Brien, Jr. is vested in another incentive program whereby he receives incentives based on the net returns of certain investments committed to during his tenure at PNC. Mr. O’Brien, Jr. received aggregate cash distributions of $120,681 during 2006, pursuant to such program.

Jeffrey Troutman, a Senior Vice President and a sales manager for PNC’s Treasury Management business, is the son-in-law of Thomas H. O’Brien, a former director and retired Chairman and Chief Executive Officer of PNC. For 2006, Mr. Troutman received a salary of $127,869, bonuses totaling $70,000 and 200 restricted shares of PNC common stock.

Indemnification and Advancement of Costs

Pursuant to our By-Laws, we provide indemnification to our directors, officers and, in some instances, employees and agents against certain liabilities incurred as a result of their service on our behalf or at our request. We also advance costs incurred in connection with certain claims or proceedings on behalf of covered individuals. These persons must sign written undertakings to repay all these amounts if it is ultimately determined that the individual is not entitled to indemnification. We also have obtained directors and officers insurance providing coverage for them against certain liabilities and other expenses resulting from their service on our behalf or at our request. These By-Law provisions and insurance coverage provide a potentially significant financial benefit to our directors and executive officers. During 2006, PNC advanced costs pursuant to these By-Law provisions on behalf of several of its current and former executive officers and directors in connection with various matters, including certain of the legal proceedings described in Item 3 of our 2006 Annual Report on Form 10-K. A copy of that report is posted on the “About PNC—Investor Relations” page of our corporate website at www.pnc.com.

Disclosure Regarding Related Party Transaction Policies

Our principal policies relating to transactions of the types required to be disclosed under Item 404(a) of Regulation S-K (for the purposes of this proxy statement, “related persons transactions”) are our Employee Conduct Policies, which are a broad set of ethics-related policies that provide more detailed rules and guidance in support of the provisions of PNC’s Code of Business Conduct and Ethics. We also have policies designed to support our compliance with banking regulations relating to the extension of credit by our subsidiary banks to insiders, including PNC’s executive officers and directors and entities in which these individuals have specified control positions (the federal statutory and regulatory provisions that establish these restrictions are often referred to as “Regulation O”).

We believe that these policies are adequate to provide appropriate levels of control and monitoring of the types of related persons transactions that are likely to arise in the nature of our business and the associated risks. The policies in place are described in more detail below.

PNC Employee Conduct Policies. PNC’s Employee Conduct Policies contain several provisions that regulate related persons transactions. These policies were revised as of the end of 2006, but not in any way that significantly impacted rules governing related party transactions.

The Employee Conduct Policies apply generally to all employees (including executive officers) and in some cases to directors. There are other policies, described below, that regulate some of the same types of transactions more specifically in the case of executive officers and directors. Under the Employee Conduct Policies—

•

Prior approval from PNC’s Corporate Ethics Office is required before any employee or director becomes involved in a decision-making capacity or other non-ministerial role on behalf of PNC in a material transaction with any entity in which the employee or director (or an immediate family member) has a significant personal or financial interest. (For purposes of PNC’s Employee Conduct Policies “immediate family member” has a narrower definition than the definition used in Item 404(a), being focused more on individuals residing with or supported by the PNC employee or director; the term “extended family member” has a definition similar to that used in Item 404(a).)

•

Employees and directors are prohibited from transacting business on behalf of PNC with respect to their own accounts or those of their extended family members or from directing subordinates to perform any transaction that they would be prohibited from doing themselves.

•

Employees may only purchase from PNC those properties or services that are available to the general public, to substantially all employees, or to substantially all employees within a particular business or within a particular market. Transaction terms must be market rate or general employee rate. Employees may only sell or lease property or services to PNC at a market rate and on terms as favorable to PNC as the employee would offer to an unrelated third party in similar circumstances.

•	For non-employee directors—(1) they may not purchase property or services from PNC unless such property or services are offered in the regular course of PNC’s business and must be purchased on terms comparable to other similarly situated customers of PNC, (2) they and their affiliated companies may not sell any property or services to PNC unless such property or services are sold in the regular course of their or their affiliated companies’ business and sold to PNC on terms comparable with those available to other similarly situated customers.

We employ several relatives of executive officers and directors, in some cases under circumstances that constitute related party transactions. See “Family Relationships” on pages 66-67. We have procedures in place to track the employment and compensation of relatives of executive officers and directors. Special treatment in the hiring or compensation of a relative of an executive officer or director would be restricted under the Employee Conduct Policy. For directors, our employment of a relative would be a factor in the determination of the director’s independence under New York Stock Exchange rules and our categorical standards for director independence. See “x-reference to director independence disclosure.”

Under the Employee Conduct Policies, employees may generally request exemptions from the above-described restrictions from the Corporate Ethics Office. The Corporate Ethics Office may refer specific requests to the Ethics Policy Committee (a committee of senior managers that provides management oversight of ethics-related issues), which in turn may refer such requests to the Audit Committee (which provides Board-level oversight of ethics-related issues), another appropriate Board committee or the entire Board of Directors. Significant requests under the Employee Conduct Policies, including any that arose under the provisions described above, relating to executive management would normally be referred at least to the Ethics Policy Committee for review. There were no requests for exemptions under any of the provisions described above by executive officers or directors in 2006.

Regulation O Policies. PNC’s policies that control extensions of credit to officers and directors covered by Regulation O in essence are designed to achieve conduct that would result in compliance with Regulation O. In general, these policies require—

•

Extensions of credit to covered individuals or entities must be made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with non-covered individuals or entities (or, in the case of extensions of credit pursuant to a benefit or compensation program that is widely available to employees, must not give preference to any covered individual over other employees).

•

The covered extension of credit must be made following credit underwriting procedures that are not less stringent that those prevailing at the time for comparable transactions with non-covered individuals or entities. The covered extension of credit may not involve more than the normal risk of repayment or present other unfavorable features.

•	There are individual and aggregate lending limits, depending on the identity of the borrower and the nature of the loan.

Each of PNC’s banks has a Regulation O Credit Officer responsible for reviewing extensions of credit for compliance with these policies. Extensions of credit that would result in more than $500,000 in the aggregate of credit extended to any director or executive officer and all of his or her covered entities require approval by the board of directors of the lending bank. All extensions of credit subject to these policies made to executive officers of the lending bank (which may not include all of PNC’s executive officers) are reported to the board of directors of the lending bank. An extension of credit in compliance with these policies would satisfy the requirements of the Employee Conduct Policies.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities (currently there are no such shareholders) to file with us, the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of any PNC equity securities. With respect to 2006, to the best of our knowledge, all required report forms were filed on a timely basis, except with respect to one late Form 4 filing by Timothy G. Shack, which represented one transaction. In making this statement, we have relied in part on the written representations of our current non-employee directors and our current and certain former executive officers and on copies of the reports provided to us.

INDEPENDENT AUDITORS

PNC engaged Deloitte & Touche LLP as PNC’s principal accountants to audit PNC’s 2006 consolidated financial statements. This engagement was approved by the Audit Committee on February 14, 2006 and was ratified by our shareholders on April 25, 2006. Details about the nature of the services provided by, and the fees that PNC paid to, Deloitte & Touche LLP for such services provided during 2006 are set forth below.

The Audit Committee undertook a process to consider the selection of independent auditors for the 2007 audit. This process included consideration of audit firms in addition to Deloitte & Touche LLP (“D&T”), which is the firm that the Audit Committee engaged to act as our independent auditor for the 2006 audit. The decision to evaluate more than one potential audit firm reflected the scheduled required rotation of the lead audit partner of D&T.

Upon completion of this process, on November 15, 2006, the Audit Committee decided to select PricewaterhouseCoopers LLP (“PwC”) as our new independent registered public accounting firm for the year ending December 31, 2007. Please also see the discussion beginning on page 13 in connection with management’s proposal to ratify the Audit Committee’s selection of PwC.

D&T continued as our independent registered public accounting firm until D&T completed its procedures regarding our consolidated financial statements as of and for the year ending December 31, 2006, management’s assessment of and the effectiveness of our internal control over financial reporting as of December 31, 2006 and the 2006 Annual Report on Form 10-K in which such consolidated financial statements and such assessment were included.

The reports of D&T on our consolidated financial statements as of and for the years ended December 31, 2006 and 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2006 and 2005, there were no (a) disagreements with D&T on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to D&T’s satisfaction, would have caused D&T to make reference to the subject matter thereof in connection with its reports for such years or (b) reportable events, as described under Item 304(a)(1)(v) of Regulation S-K.

We provided D&T with a copy of the disclosures included in this section of the proxy statement. During the years ended December 31, 2006 and 2005, we did not consult with PwC regarding any of the matters or events set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Representatives of Deloitte & Touche LLP and PricewaterhouseCoopers LLP are expected to be present at the annual meeting with the opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

The Audit Committee’s Procedures for the Pre-approval of Audit and Permitted Non-Audit Services

Under statutes, regulations and rules applicable to us and the Audit Committee of the Board and under the Audit Committee’s charter, the Audit Committee is responsible for pre-approving audit and permitted non-audit services, such as tax and other services, to be provided to us or our subsidiaries by our independent auditors. With certain limited exceptions, no such services may be provided without such pre-approval. The committee is given this responsibility to confirm that the provision of these services by the independent auditors does not impair the independent auditors’ independence. The committee also performs this function with respect to our employee benefit plans.

The responsibility for pre-approval of audit and permitted non-audit services includes pre-approval of the fees for such services (even though the pre-approval of fees is not required by SEC regulations) and the other terms of the engagement. The committee may preapprove specific fees or a methodology for determining fees for audit and permitted non-audit services.

The committee may provide general pre-approval of certain types of services to be provided by the independent auditors, or it may approve specific services individually. During 2006, the committee did not provide general pre-approval of certain types of services and the Audit Committee approved all specific services individually. If the committee does provide any general pre-approval of certain types of services, it will review and pre-approve the provision of such services at least annually. The committee will be responsible for approving any fee or other compensation arrangements for services covered by a general pre-approval to the extent not approved at the time of pre-approval of the provision of such types of services.

The authority to pre-approve the provision of services by the independent auditors may be exercised by the committee as a whole, or by the chairman of the committee as required between committee meetings. The committee may also delegate this authority, in whole or in part, to one or more other members of the committee. Any person exercising delegated authority will report on any such approvals at the next scheduled meeting of the committee, which will be reflected in the minutes of the meeting. The Audit Committee may not delegate its pre-approval authority to any other person, including any member of our management or other employee or agent of PNC.

Our independent auditors must receive pre-approval for any audit or permitted non-audit services in writing. Any written request for pre-approval must include, at the least, a description of the nature of the engagement and of the proposed fee for the services. The written request must also include a statement by the independent auditors as to whether, in their view, the provision of such services is consistent with SEC and other applicable rules on auditor independence. The committee or the chairman of the committee, in reviewing any request for pre-approval, may request appropriate members of our management to provide their views as to whether the provision of the services in question is consistent with the applicable rules on auditor independence.

The Audit Committee may amend these procedures from time to time.

The following table summarizes the aggregate fees billed to PNC by Deloitte & Touche LLP for 2006 and 2005.

	2006	2005
Audit Fees	$9,893,625	$12,378,574
Audit-Related Fees	$639,515	$790,792
Tax Fees	$53,457	$101,297
All Other Fees	$123,020	$296,835

Total Fees Billed	$10,709,617	$13,567,498

Note: The 2005 amounts listed above include fees for services billed to PNC with respect to BlackRock, Inc., a former consolidated subsidiary of PNC. BlackRock was deconsolidated from PNC following the merger of BlackRock and Merrill Lynch Investment Managers on September 29, 2006. Although the fees paid by BlackRock for 2006 include services provided prior to the deconsolidation, BlackRock was no longer a consolidated subsidiary at the effective date of the audit. As a result, the 2006 amounts listed above do not include any fees for services with respect to BlackRock. Based on information provided to us by BlackRock, the aggregate fees for total services billed to BlackRock by Deloitte & Touche LLP in 2006 were approximately $11 million.

Audit Fees

The aggregate fees billed for audit services for the years ended December 31, 2006 and 2005 were $9,893,625 and $12,378,574, respectively. These fees consisted primarily of the audit of PNC’s annual consolidated financial statements, reviews of PNC’s quarterly consolidated financial statements included in Form 10-Q filings, audit of internal control over financial reporting, SAS 70 reports, comfort letters and other services related to Securities and Exchange Commission matters, and assistance with the implementation of new accounting pronouncements.

Audit-Related Fees

The aggregate fees billed for audit-related services for the year ended December 31, 2006 were $639,515. These fees consisted primarily of the employee benefit plan audits, a SAS 70 report and transaction-related services.

The aggregate fees billed for audit-related services for the year ended December 31, 2005 were $790,792. These fees consisted primarily of the employee benefit plan audits, investment performance verifications and financial accounting and reporting consultations.

Tax Fees

The aggregate fees billed for tax services for the year ended December 31, 2006 were $53,457. That amount was attributable to tax compliance services.

The aggregate fees billed for tax services for the year ended December 31, 2005 were $101,297. Of that amount, $55,834 was attributable to tax compliance services, which are services rendered based upon facts already in existence or transactions that have already occurred to document, compute and obtain government approval for amounts to be included in tax filings and consisted of preparation of K-1’s and tax returns of PNC or its subsidiaries. The majority of the remaining fees of $44,582 related to a license renewal of tax preparation software.

All Other Fees

The aggregate fees billed for all other services for the year ended December 31, 2006 were $123,020. These fees consist of services for agreed-upon procedures relating to commercial mortgage-backed securities transactions and agreed-upon procedures relating to fund administration.

The aggregate fees billed for all other services for the year ended December 31, 2005 were $296,835. These fees consist of services related to the response to an information document request, agreed-upon procedures relating to commercial mortgage-backed securities transactions and a regulatory compliance attestation.

In considering the nature of the services provided by the independent auditors, the Audit Committee determined that such services are compatible with the provision of independent audit services. The committee discussed these services with the independent auditors and our management to determine that they are permitted under the SEC rules and regulations concerning auditor independence.

REPORT OF THE AUDIT COMMITTEE

The PNC Board of Directors has appointed an Audit Committee composed of six directors, each of whom is independent as defined in the New York Stock Exchange listing standards. Acting on the recommendation of the Nominating and Governance Committee, the Board of Directors has determined that each of Messrs. Chellgren and Kelson is an “audit committee financial expert,” as that term is defined in Securities and Exchange Commission rules.

The Board of Directors has approved a written charter for the Audit Committee. A copy of that charter, as approved and amended by the Board on February 15, 2006, is available on PNC’s website at www.pnc.com. The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare PNC’s consolidated financial statements, to plan or conduct audits, or to determine that PNC’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. PNC’s management is responsible for preparing PNC’s consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. PNC’s management is also responsible for its assessment of the effectiveness of internal control over financial reporting. The independent auditors are responsible for the audit of PNC’s consolidated financial statements and the audit of the effectiveness of PNC’s internal control over financial reporting. In addition, the independent auditors are responsible for the audit of management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006.

The Audit Committee has reviewed and discussed PNC’s audited consolidated financial statements with management and with Deloitte & Touche LLP, PNC’s Independent Registered Public Accounting Firm for 2006. A portion of the Audit Committee’s review and discussion of PNC’s audited consolidated financial statements with Deloitte & Touche LLP occurred in private sessions, without PNC management present. Subject to shareholder ratification, the Audit Committee has selected PricewaterhouseCoopers LLP as PNC’s independent auditors for 2007.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61.

The Audit Committee has received from Deloitte & Touche LLP the written statements required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, has discussed Deloitte & Touche LLP’s independence with Deloitte & Touche LLP and has considered the compatibility of non-audit services with the auditors’ independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in PNC’s Annual Report on Form 10-K for the year ended December 31, 2006, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Paul W. Chellgren, Chairman

J. Gary Cooper

George A. Davidson, Jr.

Richard B. Kelson

Bruce C. Lindsay

George H. Walls, Jr.

In accordance with SEC regulations, the Report of the Audit Committee shall not be incorporated by reference into any of our future filings made under the Securities Exchange Act of 1934 or the Securities Act of 1933. The report is not deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

OTHER MATTERS

Our Board of Directors knows of no other business to be presented at the meeting. If, however, any other business should properly come before the meeting, or there is any adjournment of the meeting, proxies will be voted in accordance with the best judgment of the persons named in the proxies.

By Order of the Board of Directors,

George P. Long, III Corporate Secretary

Exhibit A

THE PNC FINANCIAL SERVICES GROUP, INC.

1996 EXECUTIVE INCENTIVE AWARD PLAN

(as amended and restated effective as of January 1, 2007)

1.	GENERAL PURPOSES OF PLAN

The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan is designed to (i) assist The PNC Financial Services Group, Inc. and its Subsidiaries in attracting, motivating, and retaining the senior executive officers most critical to the long-term success of the Corporation and its Subsidiaries, (ii) promote the identification of their interests with those of the Corporation’s shareholders and (iii) enable the Corporation to pay annual bonuses which are based upon the achievement of specified levels of performance.

It is intended that the payments under this Plan qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

2.	DEFINITIONS

Terms not otherwise defined herein will have the following meanings:

2.1	“Additional Stock” means “Additional Stock” as defined in Section 7.2 hereof.

2.2	“Award” means an award granted under the Plan that, subject to the terms hereof and such terms as may be specified by the Committee in accordance with the Plan, provides a Participant with an opportunity to receive an Award Payment for an Award Period, subject to and in accordance with Sections 5 and 6 of the Plan.

2.3	“Award Payment” means the amount payable to a Participant for a given Award Period in respect of an Award.

2.4	“Award Period” means the Corporation’s fiscal year, except to the extent the Committee determines otherwise, provided that the last day of an Award Period must be the last day of the Corporation’s fiscal year.

2.5	“Board” means the Board of Directors of the Corporation.

2.6	“Common Stock” means the common stock, par value $5.00 per share, of the Corporation.

2.7	“Committee” means the Board committee designated by the Board to establish and administer the Plan as provided herein; provided, however, that the Committee will have two or more members and each member of the Committee will be an “outside director” as defined for purposes of Section 162(m) of the Internal Revenue Code. Unless otherwise determined by the Board, the Committee will be the Personnel and Compensation Committee of the Board.

2.8	“Corporation” means The PNC Financial Services Group, Inc. and its successors and assigns and any corporation that acquires substantially all of its assets.

2.9

“Fair Market Value” means, as of the date Fair Market Value is being determined, an amount equal to the most recent reported closing price of a share of Common Stock on the New York Stock Exchange, or as otherwise determined using any other reasonable method adopted by the Committee in good faith for such purpose that uses actual transactions in Common Stock as reported by a national securities exchange or the Nasdaq National Market.

2.10	“Incentive Income” means the consolidated net income of the Corporation, adjusted to add back income taxes, and further adjusted for the impact of any item for which such impact was the result of a change in tax law for the impact of any extraordinary items, discontinued operations, acquisition costs and merger integration costs, and for the impact of the Corporation’s obligation to fund BlackRock long-term incentive programs (including both charges or credits for the mark-to-market of the obligation and gains or losses on the transfer of shares in satisfaction of such obligation).

All of the preceding terms, other than merger integration costs, will have the meanings assigned to such terms in accordance with generally accepted accounting principles accepted in the United States of America (“GAAP”). “Merger integration costs” will mean amounts identified as such by the Corporation in publicly-disclosed financial information.

Where the Plan requires that Incentive Income be determined for an Award Period that consists of other than one full fiscal year, Incentive Income for that Award Period will be calculated based on Incentive Income for the full quarters within that Award Period only.

2.11	“Internal Revenue Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any Treasury Regulations promulgated thereunder.

2.12	“Participant” means an employee of PNC or one of its Subsidiaries who is eligible to receive an Award, subject to the terms of the Plan.

2.13	“Plan” means The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, which is the Plan set forth in this document, as amended from time to time.

2.14	“Subsidiary” means a corporation of which at least 50% of the total combined voting power of all classes of stock is owned by the Corporation either directly or through one or more other subsidiaries.

3.	ADMINISTRATION; DELEGATION

Subject to the express provisions of the Plan, the Committee will have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations deemed necessary or advisable for the administration of the Plan, including but not limited to determinations regarding whether to make Awards, the terms of all Awards, the Participants who receive Awards, the time or times at which Award grants are made, the Award Period to which each Award relates, the actual dollar amount of any Award Payments, the form of payment of any Award Payments, and the issuance of any Additional Stock. The determinations of the Committee pursuant to this authority will be conclusive and binding.

The Board or the Committee may, in its discretion, authorize the Chief Executive Officer of the Corporation or another person or persons to act on its behalf except with respect to matters relating to such Chief Executive Officer or such other person or persons or which are required to be certified by the Committee under the Plan or in order to satisfy the requirements of the performance-based compensation exception under Section 162(m) of the Code and the regulations promulgated thereunder.

4.	ELIGIBILITY

Participants for each Award Period will be identified by the Committee in accordance with Section 5.1. Participants may be identified in terms of position or title held, or base salary paid, during the applicable Award Period, or by such other means as the Committee may deem appropriate.

Unless otherwise determined by the Committee, a Participant must still be an employee of the Corporation or one of its Subsidiaries on the last day of an Award Period in order to be eligible to receive an Award Payment with respect to that Award Period.

5.	AWARDS; TERMS OF AWARDS

5.1	Participants. The Committee will, in writing, not later than the earlier of (i) 90 days after the commencement of an Award Period or (ii) the expiration of 25% of the Award Period: (a) designate the Participants or class of Participants who are eligible to receive an Award for that Award Period; (b) specify the period to be covered by that Award Period, in accordance with Section 5.2; and (c) establish an Award for each Participant with respect to that Award Period, in accordance with Section 5.3.

5.2	Award Periods. The Committee will establish the period to be covered by each Award Period in accordance with Section 5.1. An Award Period may cover a full fiscal year or may cover a shorter or longer period; however, no Award Period may be less than one full fiscal quarter, and an Award Period shall, in all cases, end on the last day of the Corporation’s fiscal year.

5.3	Awards. The Committee will establish an Award for each Participant with respect to each Award Period in accordance with Section 5.1. An Award will be expressed as the opportunity to receive a dollar-denominated Award Payment of a specified percentage of the Incentive Income for that Award Period.

For each Award Period, the dollar-denominated Award Payment opportunity for each Participant will consist of 0.2% of the Incentive Income for that Award Period. The maximum amount that a Participant may receive pursuant to the terms of any Award in respect of any Award Period is (a) a dollar-denominated Award Payment equal to 0.2% of the Incentive Income for that Award Period, plus (b) if the Committee has determined, in accordance with Section 5.4, that all or a specified portion of the dollar-denominated Award Payment will be paid in the form of Common Stock, shares of Additional Stock not in excess of 25% of the number of shares of Common Stock issued to the Participant in full or partial payment of the dollar-denominated Award Payment.

5.4	Additional Stock; Payment Form; Other Terms and Conditions. The Committee will, in its sole discretion, establish in writing, not later than the earlier of (i) 90 days after the commencement of an Award Period or (ii) the expiration of 25% of the Award Period: (a) whether any shares of Additional Stock will be issued to the Participant in respect of any shares of Common Stock issued in full or partial payment of a dollar-denominated Award Payment; and (b) if shares of Additional Stock are to be issued pursuant to the preceding clause (a), the extent, if any, to which the dollar-denominated Award Payment, if and to the extent payable to a Participant, will be paid in the form of Common Stock (valued based on Fair Market Value).

6.	CERTIFICATION; AWARD PAYMENTS

6.1	Certification. As soon as reasonably practicable following the end of an Award Period, but in all events prior to the payment of any Award Payments, the Committee will certify in writing the achievement of Incentive Income for that Award Period and the amount of the maximum Award Payment for each Participant in respect of each Award for that Award Period.

In performing such computation, the Committee may rely upon financial statements supplied by the Corporation’s officers, provided that the Committee believes such statements to have been prepared in accordance with GAAP, as applicable.

6.2	Award Payments. As soon as practicable following the Committee’s completion of the actions specified in Section 6.1, the Committee will: (a) certify in writing the amount of the dollar-denominated Award Payment, if any, to be paid to each Participant for that Award Period, which may not exceed the maximum amount certified pursuant to Section 6.1 but which may be reduced by the Committee in the exercise of its discretion to reduce pursuant to Section 6.3; and (b) authorize the Corporation to pay the Award Payment and issue any Additional Shares to each Participant in accordance with the terms and conditions of the Plan and the applicable Award.

If the terms of an Award require, pursuant to the terms of Section 5.4 hereof, that all or a specified portion of a dollar-denominated Award Payment, if and to the extent payable to a Participant, be paid in the form of Common Stock (valued based on Fair Market Value) and that Additional Shares are to be issued to a Participant with respect to such Award Payment, then any payment authorized by the Committee with respect to such Award will be made in that form.

Otherwise, the Committee may, in its discretion at the time of payment, authorize the payment of the amount of a dollar-denominated Award Payment in the form of cash, Common Stock (valued based on Fair Market Value), or a combination thereof, but no Additional Shares may be issued in respect of such Award.

6.3	Committee Discretion to Reduce. The Committee may, in its sole discretion, determine not to pay an Award Payment or not to issue shares of Additional Stock or to reduce an Award Payment or the number of shares of Additional Stock below the maximum amount or number of shares payable or issuable under the terms of the Award without the consent of a Participant.

6.4	Termination of Employment. Unless otherwise determined by the Committee, no Award Payment or Additional Stock will be paid or issued to a Participant unless the Participant is employed by the Corporation or a Subsidiary as of the date of payment or issuance.

6.5	Withholding. Award Payments payable, and shares of Common Stock issuable, hereunder will be subject to applicable federal, state and local withholding taxes and other applicable withholding in accordance with the Corporation’s payroll practices as in effect from time to time.

6.6

Deferrals. The Committee may require the deferral of payment of all or a portion of an Award Payment subject to such terms and conditions as it may determine, and, if so permitted by the Committee, a Participant may, pursuant to any deferred compensation plan of the Corporation, defer the payment of all or a portion of an Award Payment or the receipt of Additional Stock, provided, in either case, that (1) any additional amounts credited to such deferred amounts or shares will be based either on a reasonable rate of interest or the actual rate of return of one or more predetermined investments specified by the Committee or pursuant to the terms of such deferred compensation plan and (2) both the terms of the deferral or the deferred compensation plan, as applicable, and the election by the Participant to defer, if applicable, comply with Section 409A of the Internal Revenue Code and any other then applicable provisions governing such deferrals.

7.	ISSUANCE OF COMMON STOCK

7.1	Common Stock issued under this Plan will be subject to such terms and conditions as may be established by the Committee pursuant to the terms of an Award or at the time of issuance, including but not limited to, terms and conditions that provide for the lapse of transfer restrictions or forfeiture provisions to be contingent on continued employment.

7.2	To the extent that the terms of an Award require, pursuant to the terms of Section 5.4 hereof, that shares of Common Stock be issued to a Participant in full or partial payment of a dollar-denominated Award Payment, the terms of an Award may also provide for the issuance of additional shares of Common Stock (“Additional Stock”) not in excess of 25% of the number of shares of Common Stock issued to the Participant in payment of the dollar-denominated Award Payment pursuant to the terms of the Award.

7.3	Fractional shares will not be issued pursuant to the Plan.

8.	TRANSFERABILITY

Awards and Common Stock issued hereunder (to the extent provided by the terms on which such shares are issued hereunder) will not be subject to the claims of creditors and may not be assigned, alternated, transferred or encumbered in any way other than by will or pursuant to the laws of descent and distribution.

9.	TERMINATION OR AMENDMENT

The Board or the Committee may amend, modify or terminate the Plan in any respect at any time without the consent of the Participants.

10.	EFFECTIVE DATE; TERM OF THE PLAN

The Plan was first effective as of January 1, 1996. Subject to approval by a vote of the Corporation’s shareholders at the 2007 annual meeting of shareholders, the Plan as amended and restated will be effective as of January 1, 2007 for Award Periods beginning with fiscal year 2007.

The effective date of any amendment to the Plan will be the date specified by the Board or the Committee, as applicable. Awards may be granted prior to shareholder approval of amendments, but each Award requiring such amendments will be subject to the approval of the amendment by the shareholders.

The Plan, as amended and restated as of January 1, 2007, will remain in effect through April 23, 2017 unless terminated earlier by the Board or the Committee pursuant to Section 9. No Awards may be made under the Plan after its termination, provided that termination of the Plan will not affect any Awards or shares of Common Stock granted or issued prior to termination of the Plan, and such Awards and shares of Common Stock will continue to be subject to the terms of the Plan notwithstanding termination of the Plan.

11.	INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as directors or as members of the Committee, each of the members of the Committee will be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award made hereunder; and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding to the maximum extent permitted by law.

12.	GENERAL PROVISIONS

12.1	The establishment of the Plan will not confer upon any Participant any legal or equitable right against the Corporation or any Subsidiary, except as expressly provided in the Plan.

12.2	The Plan does not constitute an inducement or consideration for the employment of any Participant, nor is it a contract between the Corporation, or any Subsidiary, and any Participant. Participation in the Plan will not give a Participant any right to be retained in the employ of the Corporation or any Subsidiary.

12.3	Nothing contained in this Plan will prevent the Board or Committee from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

12.4	The Plan will be governed, construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to its conflict of laws provision.

Exhibit B

THE PNC FINANCIAL SERVICES GROUP, INC.

CATEGORICAL STANDARDS TO ASSIST THE BOARD OF DIRECTORS

IN DETERMINING THE INDEPENDENCE OF THE CORPORATION’S DIRECTORS

FOR PURPOSES OF SECTION 303A, AS AMENDED, OF

THE NEW YORK STOCK EXCHANGE LISTED COMPANY MANUAL

AS AMENDED AND RESTATED BY THE BOARD OF DIRECTORS ON

JANUARY 19, 2005

INTRODUCTION

The Board of Directors has adopted the categorical standards set forth below to assist it in determining whether or not certain relationships between its directors and the Corporation or its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Corporation) are “material relationships” for purposes of Section 303A.02(a) of the New York Stock Exchange Listed Company Manual.

Relationships not described in these categorical standards will be evaluated on an individual basis as provided for in Section 303A.02(a). A director who has a relationship with the Corporation or its subsidiaries that is not described in these categorical standards nevertheless may be determined to be independent by the Board of Directors. In such a case, the Board’s basis for the determination of independence will be specifically explained in the proxy statement for the annual meeting of shareholders at which the director is standing for election to the Board of Directors.

The term “immediate family members” as used in these categorical standards is defined in the general commentary to Section 303A.02(b) to include a director’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-inlaw, and anyone (other than domestic employees) who shares the director’s home.

APPLICATION OF CATEGORICAL STANDARDS

None of the relationships described below shall be deemed to be a “material relationship” between a director and the Corporation and thus a director having such a relationship may be deemed to be “independent” for purposes of Section 303A.02, unless the relationship causes the director not to be independent as a result of any of the provisions of Section 303A.02(b). The provisions of Section 303A.02(b) establish mandatory independence standards involving the employment, affiliations, and compensation of a director or an immediate family member. Also, a director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a company that makes payments to, or receives payments from, the Corporation or its subsidiaries in an amount which, in any single fiscal year, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold (the “Payments Test”).

In applying these categorical standards, the Corporation’s Board of Directors will take into account any “look-back” or transition period specified for purposes of Section 303A of the New York Stock Exchange Listed Company Manual.

(1) Relationships arising in the ordinary course of business. Lending, deposit, banking, or other financial service relationships (such as those involving fiduciary, brokerage, investment management, custody, capital markets, treasury management, or similar products and services) or other relationships involving the provision of products or services either by or to the Corporation or its subsidiaries and involving a director, his or her immediate family members, or a company or charitable organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director will not be considered “material relationships” if the following conditions and the Payments Test are satisfied:

(a) the products and services are being provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available to similarly situated customers;

(b) the relationship does not involve the provision of consulting, legal, or accounting services to the Corporation or its subsidiaries by the director or immediate family member personally when the Corporation or a subsidiary is the primary client of the director or immediate family member, or by a firm of which the director or immediate family member is a partner, managing member, principal, or an executive officer with significant policy-making authority over the firm; and

(c) any extension of credit: (i) was made in the ordinary course of business, was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons; (ii) is pass-rated and performing; and (iii) complies with any additional requirements imposed on the extension of credit by Regulation O of the Board of Governors of the Federal Reserve System or other applicable laws and regulations.

(2) Relationships with companies of which a director is a shareholder or partnerships of which a director is a partner. Any relationship not described in Section (1), above, between the Corporation or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder or partner will not be considered a “material relationship,” provided the director is not a principal shareholder of the company or a principal partner of the partnership. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10 percent of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25 percent or more general partnership interest, or more than a 10 percent overall partnership interest and has the single largest interest in the partnership. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

(3) Contributions made or pledged to charitable organizations. Contributions made to any charitable organization pursuant to a matching gift program maintained by the Corporation or by its subsidiaries or by any foundation sponsored by or associated with the Corporation or its subsidiaries are not considered to be a “material relationship” and shall not be included in calculating the materiality threshold set forth in (a), below. Other contributions made or pledged by the Corporation, its subsidiaries, or by any foundation sponsored by or associated with the Corporation or its subsidiaries to a charitable organization of which a director or an immediate family member is an executive officer, director, or trustee will not be considered a “material relationship” if the following conditions are satisfied:

(a) within the preceding three years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2 percent of the charitable organization’s consolidated gross revenues for that fiscal year; and

(b) the charitable organization is not a family foundation created by the director or an immediate family member.

(4) Certain familial relationships. A relationship involving a director’s relative will not be considered a “material relationship” solely by virtue of the familial relationship if the relative is not an immediate family member of the director.

Admission Ticket
Electronic Voting Instructions
You can vote by Internet or telephone! Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 24, 2007.

Vote by Internet

• Log on to the Internet and go to www.investorvote.com

• Follow the steps outlined on the secured website.

Vote by telephone

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

•      Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•      Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.Ú

A Proposals

1. The Board of Directors recommends a vote FOR all nominees listed in Item 1, FOR approval of The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan as described in Item 2, and FOR the ratification of the Audit Committee’s selection of independent auditors as described in Item 3. All shares, including full and partial shares of stock credited to your Plan account, will be voted as directed below. In the absence of instructions, all shares (including unallocated shares) will be voted FOR all nominees listed in Item 1, FOR approval of The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan as described in Item 2, and FOR the ratification of independent auditors as described in Item 3 or in the manner required or permitted by the governing Plan documents.

	For	Withhold		For	Withhold		For	Withhold

01 - Mr. Berndt	☐	☐	02 - Mr. Bunch	☐	☐	03 - Mr. Chellgren	☐	☐

04 - Mr. Clay	☐	☐	05 - Mr. Davidson	☐	☐	06 - Ms. James	☐	☐

07 - Mr. Kelson	☐	☐	08 - Mr. Lindsay	☐	☐	09 - Mr. Massaro	☐	☐

10 - Ms. Pepper	☐	☐	11 - Mr. Rohr	☐	☐	12 - Mr. Shepard	☐	☐

13 - Ms. Steffes	☐	☐	14 - Mr. Strigl	☐	☐	15 - Mr. Thieke	☐	☐

16 - Mr. Usher	☐	☐	17 - Mr. Walls	☐	☐	18 - Mr. Wehmeier	☐	☐

		For	Against	Abstain
2.	Approval of The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, as amended and restated.	☐	☐	☐
3.	Ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as independent auditors for 2007.	☐	☐	☐

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Notice of Annual Meeting of Shareholders

THE PNC FINANCIAL SERVICES GROUP, INC.

2007 Annual Meeting of Shareholders

For the purpose of considering and acting upon the election of 18 directors to serve until the next annual meeting and until their successors are elected and qualified, the approval of The PNC Financial Services Group, Inc. 1996 Executive Incentive Award Plan, as amended and restated, the ratification of the Audit Committee’s selection of PricewaterhouseCoopers LLP as independent auditors for 2007 and such other business as may properly come before the meeting or any adjournments thereof.

Tuesday, April 24, 2007 – 11:00 a.m. Eastern Time

One PNC Plaza – 249 Fifth Avenue

Pittsburgh, Pennsylvania 15222–2707

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — The PNC Financial Services Group, Inc.

This proxy is solicited on behalf of the Board of Directors for the

Annual Meeting of Shareholders on April 24, 2007.

James E. Rohr, Joseph C. Guyaux, and George P. Long, III, and each of them with full power to act alone and with full power of substitution, are hereby authorized to represent the undersigned at The PNC Financial Services Group, Inc. Annual Meeting of Shareholders to be held on April 24, 2007, or at any adjournment thereof, and to vote, as indicated on the reverse side, the shares of common stock and/or preferred stock that the undersigned would be entitled to vote if personally present at said meeting. The above-named individuals are further authorized to vote such stock upon any other business as may properly come before the meeting, or any adjournment(s) thereof, in accordance with their best judgment.

If you are a participant in The PNC Financial Services Group, Inc. Incentive Savings Plan or the PFPC Inc. Retirement Savings Plan, this proxy also serves as a voting instruction card and directs PNC Bank, N.A., as Trustee of The PNC Financial Services Group, Inc. Incentive Savings Plan and the PFPC Inc. Retirement Savings Plan to vote all shares credited to your account as indicated on the reverse side at the Annual Meeting of Shareholders to be held on April 24, 2007 or at any adjournment(s) thereof.

The Pennsylvania Business Corporation Law of 1988, as amended, 15 Pa. C.S.A. section 1759 (b), provides that shareholders voting by means of the telephone or the Internet, as instructed, will be treated as transmitting a properly authenticated proxy for voting purposes. Pennsylvania law permits the use of telephone or Internet voting both when a shareholder of record is voting and when a beneficial owner is communicating its vote to a shareholder of record, such as a securities depositary or brokerage firm.

Please sign on the reverse side and return promptly.

B Non-Voting Items
Change of Address — Please print your new address below.
	Will use Webcast	☐	Will use Teleconference	☐	Will attend Meeting	☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.